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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☒                        Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Diplomat Pharmacy, Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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LETTER TO OUR SHAREHOLDERS

April 25, 2017

To our Shareholders:

We cordially invite you to attend our 2017 annual meeting of shareholders, which will be held on Thursday, June 8, 2017, at 1:00 p.m. Eastern Time, at our corporate headquarters, 4100 S. Saginaw St., Flint, Michigan. The business to be conducted at the annual meeting is set forth in the attached Notice of 2017 Annual Meeting of Shareholders and Proxy Statement.

Over the course of 2016, we grew our revenue by 31 percent, including acquisitions. And while Diplomat faced some challenges, they presented a chance to take a more strategic approach as we realigned the structure of our organization. As always, we remain focused on providing exceptional care and services to each of our patients and partners.

This is a year for us to get back to the basics—keeping our patients and partners at the center of everything we do and harnessing our entrepreneurial spirit. I am proud to be surrounded by a team that innovates, analyzes, and executes new and exciting solutions to help our patients thrive. As we make progress in each of the areas I have identified here, know we do so to support our patients. My dad has long said, "Take good care of patients and the rest falls into place."

For us, being a good steward of your investment means taking the best care of those who need us by growing in new ways and expanding our services.

It is an honor and privilege to spend 2017 doing just that.

In health,

Philip R. Hagerman
Chairman of the Board and
Chief Executive Officer

Corporate Headquarters
4100 S. Saginaw Street
Flint, MI 48507
(888) 720-4450

DIPLOMAT PHARMACY, INC.
NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS

Our 2017 annual meeting of shareholders will be held on Thursday, June 8, 2017 at 1:00 p.m. Eastern Time, at our corporate headquarters at 4100 S. Saginaw St., Flint, Michigan to conduct the following items of business:

  •
  To elect two Class III directors named in the accompanying proxy statement, each to serve for a three-year term or until his or her successor has been duly elected and qualified.

  •
  To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2017.

  •
  To approve (on an advisory basis) the compensation of our named executive officers.

  •
  To transact any other business that may properly come before the meeting or any postponement or adjournment of the meeting.

Only holders of our common stock at the close of business on April 17, 2017, the record date, are entitled to receive this notice and to attend and vote at the annual meeting.

We have elected to furnish proxy materials to you primarily through the Internet, which expedites your receipt of materials, lowers our expenses, and conserves natural resources. On or about April 28, 2017, we intend to mail to our shareholders of record a notice containing instructions on how to access our 2017 proxy statement and 2016 annual report through the Internet and how to vote through the Internet. The notice also will include instructions on how to receive such materials, at no charge, by paper delivery (along with a proxy card) or by e-mail. Beneficial owners will receive a similar notice from their broker, bank, or other nominee. Please do not mail in the notice, as it is not intended to serve as a voting instrument. Notwithstanding anything to the contrary, we may send certain shareholders of record a full set of proxy materials by paper delivery instead of the notice or in addition to sending the notice.

You can elect to receive future proxy materials by e-mail at no charge instead of receiving these materials by paper delivery by voting using the Internet and, when prompted, indicating you agree to receive or access shareholder communications electronically in future years.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote promptly and save us the expense of additional solicitation. If you attend the annual meeting, you may revoke your proxy in accordance with the procedures set forth in the proxy statement and vote in person.

By Order of the Board of Directors
Christina Flint General Counsel and Secretary
Flint, Michigan April 25, 2017

PROXY SUMMARY

This proxy summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider and therefore you should read the entire proxy statement before voting. For more complete information regarding the 2016 performance of Diplomat Pharmacy, Inc. (the "Company"), review the Company's annual report on Form 10-K for the year ended December 31, 2016.

Please Vote Today

Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to vote promptly to save us the expense of additional solicitation. Please carefully review the proxy materials for the 2017 annual meeting and follow the instructions below to cast your vote on all of the proposals.

Proposals, Board Recommendations, and Required Vote

Board
Proposal		Recommendation	Required Vote
No. 1 -	Election of Directors (page 6)	FOR each nominee	Plurality
No. 2 -	Ratification of Independent Registered Public Accounting Firm (page 47)	FOR	Majority of the votes cast that are entitled to vote
No. 3 -	Advisory Vote to Approve Named Executive Officer Compensation (page 48)	FOR	Majority of the votes cast that are entitled to vote

Voting Methods in Advance of Annual Meeting

Even if you plan to attend the 2017 annual meeting in person, please vote right away using one of the following voting methods (see page 3 for additional details). Make sure to have your proxy card or voting instruction card in hand and follow the instructions.

  •
  Use the Internet.    Visit the website listed on your notice card, proxy card, voting instruction card, or e-mail notification.

  •
  Call by Telephone.    Call the telephone number on your notice card, proxy card or voting instruction card.

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  Send by Mail.    Sign, date and return your proxy card or voting instruction card in the enclosed envelope.

Attend and Vote at Annual Meeting

Date:	Thursday, June 8, 2017
Time:	1:00 p.m. Eastern Time
Location:	Corporate Headquarters, 4100 S. Saginaw St., Flint, Michigan 48507

Shareholders of record and beneficial owners (if in possession of a proxy from your broker, bank or other nominee) as of April 17, 2017 may attend and vote at the annual meeting.

i

Director Nominees

The Board currently consists of seven directors serving staggered terms. Two Class III directors are to be elected at the annual meeting to hold office until the 2020 annual meeting of shareholders. The Board has nominated one current Class III director, Dr. Regina Benjamin, and nominated another Class III candidate, Mr. Jeff Park, each for three-year terms. The following table provides summary information about such director nominees.

		Director		Primary	Committee	Current Public Company
Name	Age	Since	Independent	Occupation	Memberships	Boards
Dr. Regina Benjamin	60	2017	Yes	NOLA.com/Times Picayune Endowed Chair in Public Health Sciences, Xavier University of Louisiana	None	None
Mr. Jeff Park	45	2017	Yes	Former Chief Operations Officer, OptumRx	None	None

Director Qualifications

We believe that our directors as a group have an appropriate mix of qualifications, attributes, skills, and experience.

See "Proposal No. 1—Election of Directors—Specific Qualifications, Attributes, Skills, and Experience to be Represented on the Board" and "—Director Background and Qualifications" beginning on page 8 for further discussion of these key qualifications that we consider important for service on our Board and additional information on each of our directors.

Ratification of Independent Registered Public Accounting Firm

At the 2017 annual meeting, shareholders are being asked to ratify the appointment of BDO USA, LLP ("BDO") as the Company's independent registered public accounting firm for 2017.

The following table sets forth the fees the Company was billed for audit and other services provided by BDO in 2016 and 2015. All of such services were approved in conformity with the pre-approval policies and procedures of the Audit Committee, and the Audit Committee, based on its reviews and discussions with management and BDO, determined that the provision of these services was compatible with maintaining BDO's independence.

	2016 ($)	2015 ($)
Audit Fees	882,120	557,040
Audit-Related Fees	15,321	—
Tax Fees	332,410	212,110

Total Fees	1,229,851	769,150

Corporate Governance Highlights

The Company is committed to good corporate governance appropriate to the Company and its shareholders. In 2017, we made significant changes to our corporate governance structure.

Lead Director. In February 2017, the Board established the role of an independent Lead Director and our independent Board members appointed Mr. Benjamin Wolin, a member of the Nominating and Corporate Governance Committee and the Audit Committee, to serve as the independent Lead Director for a term of at least one year. In his capacity as Lead Director, Mr. Wolin is empowered to:

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  Facilitate communication across Board committees and among the Chairman, the Board as a whole, and Board committees;

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  Serve as a liaison between the Chairman and the independent directors;

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  Act as a sounding board and advisor to the CEO along with other directors;

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  Preside at meetings of the Board if the Chairman is not present;

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  Preside at executive sessions of the independent directors and coordinate feedback and follow-up with the Chairman as appropriate;

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  Call meetings of the independent directors, establish the agenda of such meetings with the input of other directors, and preside over such meetings;

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  Be available to meet with key shareholders of the Company as appropriate;

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  Approve the Board meeting agenda, schedules, and materials in order to support Board deliberations; and

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  Facilitate as appropriate the responsibilities of the Board, the Board committees, and senior management.

In addition, the Company has increased the overall independence of the Board and its committees. Following the retirement of Mr. Gary Kadlec, our former President, and the resignation of Mr. Sean Whelan, our former Chief Financial Officer, each of whom served on the Board during 2016, the Nominating and Corporate Governance Committee engaged a third party search firm to assist the Board in identifying Board candidates consistent with the qualification criteria set forth in the Company's Corporate Governance Guidelines. This process led to the Board's appointment of Dr. Benjamin in April 2017 and the nomination of Mr. Park as Class III directors (each of whom will stand for election at the 2017 annual meeting). As a result:

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  Assuming election of the Class III nominees, the number of independent directors will increase from four of seven directors to six of seven directors.

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  Following our transition from controlled company status, only independent directors have served on Board committees since March 2016.

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  The Company will benefit from the unique perspectives, experience and qualification of its additional independent Board members.

These measures supplement the Company's other governance practices, highlights of which include:

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  Annual Board and Committee performance evaluations;

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  Appropriately tailored governance policies, including anti-hedging and pledging policies and a clawback policy for the annual bonus plan;

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  Shareholder engagement, as appropriate; and

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  An engaged Board — On average, each director attended over 85% of the meetings of the Board and the committees of which he or she was a member.

Executive Compensation Highlights

See "Compensation Discussion and Analysis—Executive Summary" beginning on page 21 for a summary of key compensation matters for fiscal 2016.

Executive Transitions in 2016.

The Company experienced significant executive transition in 2016, which materially impacted the named executive officer compensation program in 2016. Effective November 1, 2016, the Board appointed Mr. Paul Urick to serve as the Company's President. Mr. Urick, who had previously served as a Senior Vice President of the Company, was promoted in connection with the retirement of Mr. Kadlec. Mr. Kadlec, a current board member whose term will expire at the 2017 annual meeting, resigned as President on November 1, 2016 and retired as an employee effective December 31, 2016. In addition, our former Chief Financial Officer and Board member, Mr. Whelan, resigned from both positions effective December 31, 2016.

In December 2016, the Board determined that Mr. Gary Rice, in connection with his recent promotion to Executive Vice President of Operations, became a named executive officer of the Company and that Dr. Atheer Kaddis was no longer a named executive officer due to a change in his role and responsibilities. Mr. Rice is a named executive officer for 2016, although his annual cash compensation was determined by management and not the Compensation Committee. Dr. Kaddis did not qualify as a named executive officer at 2016 year end.

For a more detailed discussion of these executive transitions and their effect on named executive officer compensation, see "Compensation Discussion and Analysis—Executive Summary" beginning on page 21.

Fiscal 2016 Target Annual Compensation Determinations.

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  The 2016 target annual compensation of named executive officers were adjusted in March 2016 by the Board. The base salaries of Mr. Urick and Mr. Rice were further adjusted in 2016 in connection with their promotions.

  •
  The 2016 bonus plan was approved by the Board in March 2016. Consistent with the prior year, the Board included all named executive officers except Mr. Philip Hagerman, our Chief Executive Officer, in the Company's annual bonus plan. The 2016 bonus plan for named executive officers and certain other eligible key employees did not materially change from the 2015 bonus plan and was based on specified Adjusted EBITDA and revenue performance goals, in each case exclusive of the effect of mergers and acquisitions transacted during the bonus plan year, and individual performance goals for 2016.

  •
  The 2016 equity award program of annual grants was approved in March 2016. All named executive officers participated in such equity award program and were granted options to purchase a number of shares of common stock of the Company, to be earned or forfeited based upon the Company's performance relative to the specified Adjusted EBITDA and revenue goals for 2016.

See "Compensation Discussion and Analysis—2016 Target Annual Compensation Determinations—2016 Compensation Determinations" for further description of how the components of target annual compensation are determined.

Components of Target Annual Compensation. The following graphs set forth the various components of target annual compensation approved for the Chief Executive Officer and the other named executive officers in 2016. For purposes of these calculations, base salary (i) includes car allowances and 401(k) contributions, (ii) is based on base salaries effective on December 31, 2016, and (iii) excludes special equity awards issued in connection with promotions.

2016 Actual Performance. The following tables present actual Adjusted EBITDA and revenue as calculated for purposes of the bonus plan and the equity award program, respectively, and provide the percentage of target bonus and percentage of equity awards earned for 2016. We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, share-based compensation, restructuring and impairment charges, equity loss and impairment of non-consolidated entities, and certain other items that we do not consider indicative of our ongoing operating performance. For purposes of the

v

bonus plan and equity award program, Adjusted EBITDA and revenue exclude the effect of mergers and acquisitions transacted during the bonus plan year. Accordingly, Adjusted EBITDA and revenue as presented below and elsewhere in this proxy statement differ from the Company's reported Adjusted EBITDA and revenue in 2016.

		2016 Performance Metric –
	Component	Annual Bonus Plan		% of Target Bonus
Component	% of Target Bonus	Target	Actual	Earned
Adjusted EBITDA	60	$123,000,000	$102,000,000 (1)	0
Revenue	30	$4,621,000,000	$4,131,000,000 (1)	0
Individual Performance	10	Varied	Varied	Varied

		2016 Performance Metric –
	Component	Equity Award Plan		% of Target Award
Component	% of Target Award	Target	Actual(1)	Earned
Adjusted EBITDA	70	$123,000,000	$102,000,000	0
Revenue	30	$4,621,000,000	$4,131,000,000	0

(1)
Subset of total Company financial results, as calculated for incentive plans.

For further discussion of our annual incentive bonus plan and our long-term incentive compensation, see "Compensation Discussion and Analysis—2016 Pay-for-Performance—2016 Annual Bonus Plan" and "—2016 Equity Awards – Performance-Based Stock Option Awards.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
JUNE 8, 2017

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors (the "Board") of Diplomat Pharmacy, Inc. (the "Company," "Diplomat," "our," "us," or "we") is soliciting your proxy, as a holder of our common stock, for use at our 2017 annual meeting of shareholders and any adjournment or postponement of such meeting. The 2017 annual meeting will be held on Thursday, June 8, 2017, at 1:00 p.m. Eastern Time, at the Company's headquarters at 4100 S. Saginaw St., Flint, Michigan.

The notice of annual meeting, proxy statement, and form of proxy was first mailed to shareholders of record of our common stock on or about April 28, 2017.

What is the purpose of the annual meeting?

At the annual meeting, you will be voting on:

  •
  The election of two Class III directors named in this proxy statement, each to serve for a three-year term or until his or her successor has been duly elected and qualified.

  •
  The ratification of the appointment of BDO USA, LLP ("BDO") as our independent registered public accounting firm for the year ending December 31, 2017.

  •
  The approval (on an advisory basis) of the compensation of our named executive officers.

The Board recommends a vote FOR each of the director nominees listed in this proxy statement, FOR the ratification of BDO's appointment, and FOR the approval of the compensation of our named executive officers. We are not aware of any other matters that will be brought before the shareholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your signed proxy card gives authority to your proxies to vote on such matter in their best judgment; proxy holders named in the proxy card will vote as the Board recommends or, if the Board gives no recommendation, in their own discretion.

During or immediately following the annual meeting, management will report on our performance and will respond to appropriate questions from shareholders. Representatives of BDO will be present at the annual meeting, will make a statement, if they desire to do so, and will answer appropriate questions from our shareholders.

Who is entitled to vote?

You may vote if you owned shares of our common stock at the close of business on April 17, 2017, the record date, provided such shares are held directly in your name as the shareholder of record or are held for you as the beneficial owner through a broker, bank or other nominee. Each share of common stock is entitled to one vote on each matter properly brought before the meeting. As of April 17, 2017, we had 67,164,606 shares of common stock outstanding and entitled to vote.

What is the difference between holding shares as a shareholder of record and a beneficial owner?

Shareholders of Record. If your shares are registered directly in your name with the Company's transfer agent, Computershare, you are considered the shareholder of record with respect to those shares, and the applicable proxy materials are being sent directly to you by Broadridge Investor Communications Solutions ("Broadridge") on behalf of the Company. As the shareholder of record, you have the right to grant your voting proxy directly to the Company through a proxy card, through the Internet, or by telephone, or to vote in person at the annual meeting.

Beneficial Owners. Many of the Company's shareholders hold their shares through a broker, bank or other nominee rather than directly in their own names. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares, and the applicable proxy materials are being forwarded to you by your broker, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the annual meeting. Your broker, bank or nominee has enclosed voting instructions for you to use in directing the broker, bank, or nominee on how to vote your shares. Since you are not the shareholder of record, you may not vote these shares in person at the annual meeting unless you obtain a proxy from your broker, bank, or nominee and bring such proxy to the annual meeting.

Why did I receive a Notice in the mail regarding Internet availability of proxy materials?

The Company has elected to furnish proxy materials to you primarily through the Internet, which expedites the receipt of materials, lowers our expenses, and conserves natural resources. If you received the Notice containing instructions on how to access this proxy statement and the 2016 annual report through the Internet, please do not mail in the Notice, as it is not intended to serve as a voting instrument.

How can I access the Company's proxy and other reports filed with the United States Securities and Exchange Commission ("SEC")?

The Company's website, www.diplomat.is, under the Investors — Financial Information — SEC Filings tab, provides free access to the Company's reports with the SEC as soon as reasonably practicable after the Company electronically files such reports with, or furnishes such reports to, the SEC, including proxy materials, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to these reports. Further, you can view these documents on a website maintained by the SEC at www.sec.gov.

As noted above, most shareholders will receive a Notice with instructions on how to view the proxy materials through the Internet (at www.proxyvote.com). The Notice includes a control number that must be entered at the website in order to view the proxy materials. The Notice also describes how to receive the proxy materials by paper delivery or e-mail. You can elect to receive future proxy materials by e-mail at no charge by voting using the Internet and, when prompted, indicating you agree to receive or access shareholder communications electronically in future years. If you would like to receive additional paper copies without charge, please send a written request to the Company's executive office: Diplomat Pharmacy, Inc., Attention: General Counsel, 4100 S. Saginaw St., Flint, MI 48507.

The references to the website addresses of the Company and the SEC in this proxy statement are not intended to function as a hyperlink and, except as specified herein, the information contained on such websites is not part of this proxy statement.

May I vote my shares in person at the annual meeting?

Even if you plan to be present at the meeting, we encourage you to vote your shares prior to the meeting.

Shareholders of Record. If you are a shareholder of record and attend the annual meeting, you may deliver your completed proxy card or vote by ballot.

Beneficial Owners. If you hold your common shares through a bank, broker, or other nominee and want to vote such shares in person at the annual meeting, you must obtain a proxy from your broker, bank or other nominee giving you the power to vote such shares.

Can I vote my shares without attending the annual meeting?

By Mail. If you received your annual meeting materials by paper delivery, you may vote by completing, signing, and returning the enclosed proxy card or voting instruction card. Please do not mail in the Notice, as it is not intended to serve as a voting instrument.

By Telephone. You may vote by telephone as indicated on your enclosed proxy card or voting instruction card.

Through the Internet. You may vote through the Internet as instructed on your Notice, proxy card, voting instruction card, or e-mail notification. In order to vote through the Internet, you must enter the control number that was provided on your Notice, proxy card, voting instruction card, or e-mail notification. If you do not have any of these materials and are a shareholder of record, you may contact Diplomat at Diplomat Pharmacy, Inc., Attention: General Counsel, 4100 S. Saginaw St., Flint, Michigan, 48507 to request a proxy card (which will include your control number) to be mailed to your address on record or an e-mail with your control number to be sent to your e-mail address on record. If you do not have any of these materials and are a beneficial owner, you must contact your broker, bank, or other nominee to obtain your control number.

Can I change my vote?

Shareholders of Record. You may change your vote at any time before the proxy is exercised by voting in person at the annual meeting or by filing with our Secretary either a notice revoking the proxy or a properly signed proxy, in each case bearing a later date. Your attendance at the annual meeting in person will not cause your previously granted proxy to be revoked unless you vote at the meeting.

Beneficial Owners. If you hold your shares through a bank, broker, or other nominee, you should contact such person prior to the time such voting instructions are exercised.

What does it mean if I receive more than one Notice, proxy card, voting instruction card, or e-mail notification?

If you receive more than one Notice, proxy card, voting instruction card, or e-mail notification, it means that you have multiple accounts with banks, brokers, other nominees, and/or our transfer agent. Please vote each document that you receive. We recommend that you contact your nominee and/or our transfer agent, as appropriate, to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Trust Company, 480 Washington Blvd., 29th Floor, Jersey City, NJ 07310; Telephone: (201) 680-5258.

What if I do not vote for some of the items listed on my proxy card or voting instruction card?

Shareholders of Record. If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions. Proxy cards that are signed and returned, but do not contain voting instructions with respect to certain matters, will be voted in accordance with the recommendations of the Board on such matters.

Beneficial Owners. If you indicate a choice with respect to any matter to be acted upon on your voting instruction card, the shares will be voted in accordance with your instructions. If you do not indicate a choice or return the voting instruction card, the bank, broker, or other nominee will determine if it has the discretionary authority to vote on each matter. Under applicable law and New York Stock Exchange ("NYSE") rules and regulations, a bank, broker, or nominee has the discretion to vote on routine matters, including the ratification of the appointment of an independent registered public accounting firm. For all other matters at the 2017 annual meeting, the Company believes that your broker and certain banks and nominees will be unable to vote on your behalf if you do not instruct them how to vote your shares. If you do not provide voting instructions, your shares may be considered "broker non-votes" with regard to the non-routine proposals because the broker and certain other nominees will not have the discretionary authority to vote thereon. Therefore, it is very important for you to vote your shares for each proposal.

How many shares must be present to hold the meeting?

In order for us to conduct the annual meeting, a majority of our outstanding shares entitled to vote as of April 17, 2017 must be present in person or by proxy at the meeting. This is known as a quorum. Abstentions and broker non-votes will be considered present for purposes of determining a quorum.

What vote is required to approve each item of business?

Proposal No. 1—Election of Directors. The two nominees receiving the highest number of "for" votes at the meeting will be elected as Class III directors. This number is called a plurality. Withheld votes and broker non-votes will have no effect on the outcome of the vote.

Proposal No. 2—Ratification of Appointment of BDO. The affirmative vote of holders of a majority of shares cast and entitled to vote, present in person or by proxy, is required for ratification of the appointment of BDO as our independent registered public accounting firm for the year ending December 31, 2017. Abstentions will have the same effect as votes against the matter.

Proposal No. 3—Advisory Approval of the Compensation of Our Named Executive Officers. The affirmative vote of holders of a majority of shares cast and entitled to vote, present in person or by proxy, is required for the approval of the compensation of our named executive officers. Abstentions will have the same effect as votes against the matter. Broker non-votes will have no effect on the outcome of the vote.

Other Matters. If any other matter is properly submitted to the shareholders at the annual meeting, its adoption generally will require the affirmative vote of holders of a majority of shares cast and entitled to vote, present in person or by proxy. The Board does not propose to conduct any business at the annual meeting other than as stated above.

Is a registered list of shareholders available?

The names of shareholders of record entitled to vote at the annual meeting will be available to shareholders entitled to vote at the meeting on Thursday, June 8, 2017 for any purpose reasonably relevant to the meeting.

Who will count the votes and where can I find the voting results?

Broadridge will tabulate the voting results. We intend to announce the preliminary voting results at the annual meeting and, in accordance with rules of the SEC, we intend to publish the final results in a current report on Form 8-K within four business days of the annual meeting.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Board currently consists of seven directors serving staggered terms. The Board has nominated current Class III director Dr. Benjamin and nominated Mr. Park, each to serve as Class III directors for three-year terms. Dr. Benjamin initially was appointed to the Board in April 2017, filling the vacancy of Mr. Whelan, our former Chief Financial Officer, who resigned from the Board and his executive position on December 31, 2016. The Board nominated Mr. Park to fill the vacancy of Mr. Kadlec, our former President, who, to allow for a more independent Board, determined not to stand for re-election at the 2017 annual meeting. As discussed below, the Board has affirmatively concluded that each of Dr. Benjamin and Mr. Park is independent under the applicable rules of the NYSE. In 2016, the Nominating and Corporate Governance Committee engaged a professional third-party search firm to identify independent Board nominees, consistent with the Company's criteria for Board membership, and such engagement resulted in the foregoing appointment and nominations.

The two directors to be elected at the 2017 annual meeting will hold office until the 2020 annual meeting of shareholders (Class III directors). Each director will serve until a successor is duly elected and qualified or until such director's earlier resignation, retirement or death. The remaining directors are Class I directors (terms expire in 2018) or Class II directors (terms expire in 2019).

Each nominee has consented to be listed in this proxy statement and agreed to serve as a director if elected by the shareholders. If any nominee becomes unable or unwilling to serve between the date of this proxy statement and the annual meeting, the Board may designate a new nominee and the persons named as proxies in the attached proxy card will vote for that substitute nominee. Alternatively, the Board may reduce the size of the Board.

The Board recommends that you vote FOR the election of each of the Class III director nominees.

Board of Directors

The directors and director nominees of the Company are set forth below. Mr. Hagerman is also the Chief Executive Officer of the Company and serves at the pleasure of the Board in such capacity.

Name	Age	Title	Class—Term Ending
Regina Benjamin	60	Director	Class III—2017
Gary Kadlec	68	Director	Class III—2017*
Jeff Park	45	Nominee	Class III Nominee*
David Dreyer	60	Director	Class I—2018
Philip R. Hagerman	64	Chief Executive Officer, Chairman of the Board of Directors	Class I—2018
Shawn C. Tomasello	58	Director	Class I—2018
Kenneth O. Klepper	63	Director	Class II—2019
Benjamin Wolin	42	Lead Director	Class II—2019

*Mr. Park has been nominated to replace Mr. Kadlec, who determined not to stand for re-election at the 2017 annual meeting.

Specific Qualifications, Attributes, Skills and Experience to be Represented on the Board

The Nominating and Corporate Governance Committee is responsible for reviewing and assessing with the Board the appropriate skills, experience, and background sought of Board members in the context of our business and the then-current membership on the Board. The Nominating and Corporate Governance Committee and the Board review and assess the continued relevance of and emphasis on these factors generally and in connection with candidate searches to determine if they are effective in helping to satisfy the Board's goal of creating and sustaining a Board that can appropriately support and oversee the Company's activities.

The Board believes that the directors have an appropriate balance of knowledge, experience, attributes, skills, and expertise as a group to ensure that the Board appropriately fulfills its oversight responsibilities and acts in the best interests of the Company's shareholders. Although specific qualifications for Board membership may vary from time to time, desired qualities include (A) the highest ethical character, integrity, and shared values with the Company, (B) loyalty to the Company and concern for its success and welfare, (C) sound business judgment, and (D) sufficient commitment and availability to effectively carry out a director's duties. Listed below are additional key skills and experience that we consider important for our directors to have in light of our current business and structure. Thereafter, the biographies of the directors and nominees set forth their business experience during at least the past five years, as well as the specific experience, qualifications, attributes, and skills that led to the Nominating and Corporate Governance Committee's conclusion that each current director (except Mr. Kadlec) should continue to serve on the Board and that such Class III nominee should serve on the Board if elected at the 2017 annual meeting.

•	Senior Leadership Experience.

Directors who have served in senior leadership positions can provide experience and perspective in analyzing, shaping, and overseeing the execution of important operational, organizational, and policy issues at a senior level.
•	Public Company Board Experience.

Directors who have served on other public company boards can offer advice and insights with regard to the dynamics and operation of a board of directors, the relations of a board to the chief executive officer and other management personnel, the importance of particular agenda and oversight matters, and oversight of a changing mix of strategic, operational, governance and compliance-related matters.
•	Business Development and Mergers and Acquisitions Experience.

Directors who have a background in business development and in mergers and acquisitions transactions can provide insight into developing and implementing strategies for growing our business, which may include mergers and acquisitions. Useful experience in mergers and acquisitions includes an understanding of the importance of "fit" with the Company's culture and strategy, the valuation of transactions, and management's plans for integration with existing operations.
•	Financial and Accounting Expertise.

Knowledge of the financial markets, corporate finance, accounting regulations, and accounting and financial reporting processes can assist our directors in understanding, advising, and overseeing our capital structure, financing and investing activities, financial reporting, and internal control of such activities. The Company also strives to have a number of directors who qualify as financial experts under SEC rules.
•	Industry Expertise.

We are a specialty pharmacy operating at the center of the healthcare continuum for the treatment of complex and chronic diseases. Education or experience in the healthcare, specialty pharmacy, pharmaceutical, and biotechnology industries is useful in understanding the patients, payors, pharmaceutical partners, hospitals, and healthcare systems with whom we interact, the various procedures that we develop, regulatory requirements, our sales efforts, and the markets in which we compete.

Director Background and Qualifications

Regina Benjamin, MD, is Former United States Surgeon General and a practicing family physician. In July 2009, Dr. Benjamin was appointed as the 18th United States Surgeon General and served a four-year term. During such period, Dr. Benjamin served as the Chair of the National Prevention, Health Promotion, and Public Health Council, which consists of 17 cabinet-level Federal agencies that released the first ever National Prevention Strategy, a roadmap for health. In addition, since September 2013, Dr. Benjamin has served as the NOLA.com/Times Picayune Endowed Chair in Public Health Sciences at Xavier University of Louisiana. Dr. Benjamin is the founder and CEO of BayouClinic, Inc., a Federally Qualified Health Center Look-Alike clinic in Alabama which Dr. Benjamin founded in 1990. From December 2013 through July 2015, Dr. Benjamin served on the board of directors of Alere Inc. (NYSE:ALR), a healthcare diagnostics company, where she served on the nominating and corporate governance committee. Dr. Benjamin also currently serves on boards of directors of Kaiser Foundation Hospitals and Health Plan since 2015. She was the associate dean for Rural Health at the University of South Alabama College of Medicine and served as the chair of the Federation of State Medical Boards of the United States from 2002 to 2003. In 2002, Dr. Benjamin became the first African-American female president of a state medical society in the United States when she assumed leadership of the Medical Association State of Alabama, a position she held until 2003. She also served as chair of the AMA Council on Ethical and Judicial Affairs from 2003 until 2009 and as president of the American Medical Association Education and Research Foundation from 1997 until 1998. Dr. Benjamin was the first physician under the age of 40 and the first African-American woman to be elected to the American Medical Association Board of Trustees in 1995. In 1992, she was chosen as a Kellogg National Fellow and in 1998 she was chosen as a Rockefeller Next Generation Leader. Dr. Benjamin is a member of the Institute of Medicine and a fellow of the American Academy of Family Physicians.

Dr. Benjamin has approximately 30 years of experience as a practicing family physician and has served in leadership roles at the highest levels of the US government and in the healthcare field. Dr. Benjamin also has significant financial experience, having served on the finance committee of several healthcare, educational and charitable organizations and on the audit committee of the Robert Wood Johnson Foundation. In particular, Dr. Benjamin's experience as the United States Surgeon General is a unique and valuable qualification which provides the Board with insight into governmental practice, policy making and regulation. In addition, her leadership positions with several healthcare industry associations and medical groups, as well as her practical experience as a family physician bring the Board valuable perspectives with respect to key partners of the Company, including patients, physicians, pharmaceuticals, health plans, and regulatory agencies.

Jeff Park was the Chief Operating Officer of OptumRx, a $75 billion entity resulting from the merger of Catamaran Corporation (NASDAQ: CTRX), a major Pharmacy Benefits Management (PBM) services provider, and OptumRx, UnitedHealth Group's (NYSE: UNH) free-standing pharmacy care services business from July 2015 until July 2016. Immediately prior to the merger, Mr. Park served as Catamaran's Executive Vice President, Operations since March 2014 and previously served as its Chief Financial Officer beginning in 2006. Prior to his service as Chief Financial Officer, Mr. Park was a member of Catamaran's board of directors and was a Senior Vice President of Covington Capital Corporation, a private equity venture capital firm he joined in 1998. Prior to his experience with Covington, Mr. Park worked for IBM in several areas of their Global Services Organization and is a former audit manager with Deloitte Canada.

Mr. Park has substantial experience in the PBM industry, a field significant to our business. He has also had key managerial, financial and operational responsibilities during his 11 years in the health care industry, including significant roles in building through acquisitions and organic growth. In addition, Mr. Park has extensive financial and accounting expertise from his experience serving as a chief financial officer through a transition from a small Canadian listed public company to a Fortune 500 Nasdaq listed public company and as an audit manager at Deloitte Canada. Mr. Park also has experience in corporate governance, having served on ten Covington portfolio company boards as well as public company board experience. Our Board believes that Mr. Park will bring valuable insights into the PBM industry, as well as financial, operational, and mergers and acquisition expertise to our Board.

David Dreyer, CPA, has been a director since September 2014. Mr. Dreyer served as Chief Financial Officer for BIOLASE, Inc. (NASDAQ:BIOL), a medical device company that develops, manufactures, and markets innovative lasers in dentistry and medicine as well as other digital equipment, from March 2015 to January 2017. From October 2010 to March 2015, Mr. Dreyer served as Chief Financial Officer, Chief Operating Officer and Secretary of Patient Safety Technologies, which develops, markets and sells healthcare products relating to surgical safety, and is a former public reporting company (OTC: PSTX) and a subsidiary of Stryker Corporation (NYSE: SYK) since March 2014. Previously, Mr. Dreyer was Chief Financial Officer of Alphastaff Group, Inc., a human resource outsourcing company, from August 2009 to September 2010. From September 2004 to August 2009, Mr. Dreyer served as Chief Financial Officer and Chief Accounting Officer of AMN Healthcare Services, Inc. (NYSE: AHS), which provided healthcare staffing for physicians, travel nurses, and allied travel. From 1997 through 2004, Mr. Dreyer served as Chief Financial Officer and Chief Accounting Officer of Sicor, Inc. (formerly Nasdaq: SCRI), a manufacturer of complex pharmaceuticals with operations in the United States and internationally, which was acquired by Teva Pharmaceutical Limited in January 2004. Prior to joining Sicor, Mr. Dreyer served in related senior financial management positions within the pharmaceutical industry, working for Elan Corporation plc, Athena Neurosciences and Syntex Corporation. Mr. Dreyer is a certified public accountant in California. Mr. Dreyer has been a director of

InfuSystem Holdings, Inc. (NYSE: INFU), a provider of infusion pumps and related services, since April 2008, and currently serves as chairman of its Compensation Committee and is a member of its Audit, and Nominating and Governance Committees.

Mr. Dreyer has approximately 30 years of accounting, financial, compliance, and operating experience and expertise in the healthcare field and has extensive senior leadership skills from his executive management positions. Mr. Dreyer also has public company board and executive experience, from which he has expertise in finance, financial reporting, accounting, corporate governance, compensation, risk management, and healthcare matters. His long tenure as a certified public accountant and expertise in accounting and financial reporting matters, including in executive positions for public companies, led our Board to determine that Mr. Dreyer is a financial expert in accordance with SEC rules.

Philip R. Hagerman, RPh, has served as our Chief Executive Officer, a director, and the Chairman of the Board of Directors since 1991. Mr. Hagerman co-founded the Company with his father in 1975.

Mr. Hagerman has led the Company as its principal executive officer, Chairman of the Board of Directors, and a director for approximately 25 years. He has a unique perspective and understanding of our business, culture, and history, having led the Company through many economic cycles and operational initiatives. His day-to-day leadership of the Company gives him critical insights into our operations, strategy, and competition, and he facilitates the Board's ability to perform its oversight function. Throughout his career at the Company, he has demonstrated strong entrepreneurial skills, as well as regulatory, marketing, strategic, merger and acquisition, capital market, and operational expertise. Mr. Hagerman also possesses in-depth knowledge of, and key relationships in, the specialty pharmacy industry on a national basis.

Kenneth O. Klepper has been a director since December 2014. He currently serves as Co-Founder, Chairman, and Chief Executive Officer of ReactiveCore, LLC, an enterprise AIOS (Artificial Intelligence Operating System) technology start-up company, an entity he co-founded in March 2015. He previously served as President and Chief Operating Officer of Medco Health Solutions, Inc. (NYSE: MHS), a supplier of pharmacy benefit management, mail order, and specialty pharmacy services, from March 2006 until the April 2012 acquisition of Medco by Express Scripts, Inc. He joined Medco in June 2003 and served as Executive Vice President, Chief Operating Officer from June 2003 through March 2006. Previously, Mr. Klepper was employed by WellChoice, Inc. (NYSE: WC), a health insurance company and parent of Empire Blue Cross Blue Shield of New York, where he held the positions of Senior Vice President, Process Champion from March 1995 to August 1999 and Senior Vice President for Systems, Technology and Infrastructure from August 1999 to April 2003. From 1991 to 1995, Mr. Klepper served in management roles at CIGNA Health Care. Mr. Klepper is a former member of the Defense Business Board and the Chief of Naval Operations Executive Panel, where he has served five CNOs. He also serves on the Board of Directors at the United States Naval Institute.

Mr. Klepper has extensive operating, compliance, technology, financial and accounting experience, and expertise from his various executive management positions. In particular, his services as an executive for over 20 years in the healthcare industry, including six years as a leading executive for a provider of specialty pharmaceutical services, provides him critical industry insight and related operations, strategic, marketing, acquisition, and senior leadership expertise. Mr. Klepper has over 17 years of experience in serving in executive roles for public companies, from which he has expertise in finance, financial reporting, accounting, corporate governance, compensation, risk management, and healthcare matters. Mr. Klepper's extensive expertise in finance, financial reporting, and accounting with public companies led our Board to determine that Mr. Klepper is a financial expert in accordance with SEC rules.

Shawn C. Tomasello has been a director since October 2015. Since December 2015, Ms. Tomasello has served as the Chief Commercial Officer of Kite Pharma, Inc. (Nasdaq: KITE), a clinical-stage biopharmaceutical company engaged in the development of cancer immunotherapy products. Prior to joining Kite Pharma, Ms. Tomasello served as the Chief Commercial Officer of Pharmacyclics Inc. (Nasdaq: PCYC), a pharmaceutical manufacturer acquired by Abbvie, Inc. in 2015, a position she held from August

2014 to July 2015. From April 2005 to August 2014, Ms. Tomasello was employed at Celgene Corporation (Nasdaq: CELG), initially as the Vice President, Sales and Training, and then as President of the Americas, Hematology and Oncology, where she was responsible for all aspects of the commercial organization encompassing multiple brands spanning 11 indications. Prior to joining Celgene Corporation, Ms. Tomasello was with Genentech, Inc. (formerly NYSE: DNA) from 1989 through 2005. Her last position at Genentech was National Director, Hematology Franchise (Rituxan®) from early 2003 to April 2005.

Ms. Tomasello has considerable drug commercialization, operating, executive management, marketing, strategic, mergers and acquisitions, and compliance experience and expertise from her employment. In particular, Ms. Tomasello's service as an executive for over 18 years in the pharmaceutical manufacturing industry brings her critical industry insight into the opportunities and challenges of the Company generally as well as working with pharmaceutical manufacturers.

Benjamin Wolin has been a director since October 2015 and the independent Lead Director since February 2017. Mr. Wolin was the co-founder, Chief Executive Officer, and a member of the board of directors of Everyday Health, Inc. (NYSE: EVDY), a leading provider of digital health and wellness solutions, from January 2002 until its sale to a subsidiary of j2 Global, Inc. in December 2016. From September 1999 until December 2001, Mr. Wolin served as Vice President of Production and Technology for Beliefnet, Inc., an online provider of religious and spiritual information. Previously, Mr. Wolin served as Web Producer for Tribune Interactive, Inc., a multimedia corporation, and held several consulting positions with interactive companies.

Mr. Wolin has extensive technology, executive management, entrepreneurial, financial, and operating expertise from his former role as a founder, director, and principal executive of Everyday Health. His experience as the principal executive officer and a director of a company that completed an initial public offering provides him with unique insights into the dynamics of a growing company and the financial, accounting, governance and operational issues specific to public companies.

Director Independence

The Board recently undertook its annual review of director independence in accordance with the applicable rules of the NYSE. The independence rules include a series of objective tests, including that the director is not employed by us and has not engaged in various types of business dealings with us. In addition, the Board is required to make a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has adopted additional categorical standards regarding relationships that the Board does not consider material for purposes of determining a director's independence, as set forth in the Company's Corporate Governance Guidelines, which are available on the Investors – Corporate Governance section of our website at www.diplomat.is. In making these determinations, the Nominating and Corporate Governance Committee and the Board reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities as they may relate to us and our management.

The Board has affirmatively determined, after considering all of the relevant facts and circumstances, that Dr. Benjamin, Messrs. Park, Dreyer, Klepper and Wolin and Ms. Tomasello are independent directors under the applicable rules of the NYSE and our Corporate Governance Guidelines. Mr. Hagerman is employed by us and therefore is not an independent director.

All current members of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee are independent under NYSE rules. In addition, the Board has affirmatively determined that the current members of the Audit Committee and the Compensation Committee qualify as independent in accordance with the additional independence rules established by the SEC and the NYSE for such committees. Until March 2015, the Company was a "controlled company" under the corporate governance listing standards of the NYSE. Prior service of executive officers on our committees until March 2016 was in compliance with the phase-in rules of the NYSE and the SEC.

BOARD MATTERS

The Board of Directors

General

The Board has general oversight responsibility for our affairs and, in exercising its fiduciary duties, the Board represents and acts on behalf of the shareholders. Although the Board does not have responsibility for our day-to-day management, it stays regularly informed about our business and provides oversight and guidance to our management through periodic meetings and other communications. The Board provides critical oversight in, among other things, our strategic planning process, leadership development and succession planning, and risk management, as well as other functions carried out through the Board committees as described below.

Board Leadership

The Board is led by Mr. Hagerman, our Chief Executive Officer, a director, and the Chairman of the Board of Directors since he co-founded the Company with his father in 1975. The Board believes this structure permits a unified strategic vision for the Company that ensures appropriate alignment between the Board and management and provides clear leadership for the Company. The Board also believes that its independent directors provide significant independent leadership and direction. In order to augment and facilitate this leadership, in February 2017, the Board established the position of an independent Lead Director and made corresponding changes to the Corporate Governance Guidelines to further define this role. Our independent Board members appointed Mr. Wolin, a member of our Nominating and Corporate Governance Committee and our Audit Committee, to serve as our independent Lead Director for a term of at least one year. In his capacity as Lead Director, Mr. Wolin is empowered to:

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  Facilitate communication across Board committees and among the Chairman, the Board as a whole, and Board committees;

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  Serve as a liaison between the Chairman and the independent directors;

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  Act as a sounding board and advisor to the Chief Executive Officer along with other directors;

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  Preside at meetings of the Board if the Chairman is not present;

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  Preside at executive sessions of the independent directors and coordinate feedback and follow-up with the Chairman as appropriate;

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  Call meetings of the independent directors, establish the agenda of such meetings with the input of other directors, and preside over such meetings;

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  Be available to meet with major shareholders of the Company as appropriate;

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  Approve the Board meeting agenda, schedules, and materials in order to support Board deliberations; and

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  Facilitate as appropriate the responsibilities of the Board, the Board committees, and senior management.

In addition, independent directors comprise all of the members of the Board committees, which oversee critical matters of the Company such as the integrity of the Company's financial statements, the compensation of executive management, the nomination and/or appointment and evaluation of directors, and the development and implementation of the Company's corporate governance policies. The independent directors also meet regularly in executive session at Board and committee meetings, and have access to independent advisors as they deem appropriate.

Board Oversight of Risk Management

The Board oversees the Company's risk management primarily through the following:

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    Board's review and approval of management's annual business plan and budget, and review of management's long-term strategic and liquidity plans;

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    Board's review, on at least a quarterly basis, of business developments, strategic plans and implementation, liquidity, and financial results;

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    Board's oversight of succession planning;

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    Board's oversight of capital spending and financings, as well as mergers, acquisitions, and divestitures;

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    Audit Committee's oversight of the Company's significant financial risk exposures (including credit, liquidity and legal, regulatory, and other contingencies), accounting and financial reporting, disclosure control and internal control processes, the internal audit function, and the Company's legal, regulatory, and ethical compliance functions;

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    Nominating and Corporate Governance Committee's oversight of Board structure, the Company's governance policies, and the self-evaluation assessments conducted by the Board and committees;

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    Compensation Committee's review and approvals regarding executive officer compensation and its alignment with the Company's business and strategic plans, and the review of compensation plans generally and the related incentives, risks and risk mitigants, including anti-hedging and pledging policies, and a clawback policy for incentive programs; and

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    Board and committee executive sessions consisting solely of the independent directors.

Meetings

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. The independent directors hold regularly scheduled executive sessions to meet without management present. In 2016, rotating directors led such sessions. In 2017, such sessions will be led by Mr. Wolin, the Lead Director. These executive sessions generally occur around regularly scheduled meetings of the Board and otherwise as appropriate.

All directors are expected to attend all meetings of the Board and of the Board committees on which they serve, as well as the annual meeting of shareholders. The Board met 9 times during 2016. In 2016, each director attended more than 75% of the aggregate of all meetings of the Board and the committees of which he or she was a member, with the exception of Mr. Klepper, who attended more than 70% of the aggregate of such meetings. Each director then in office attended our 2016 annual meeting of shareholders.

Committees of the Board

The Board has delegated various responsibilities and authority to Board committees. Each committee has regularly scheduled meetings and reports on its activities to the full Board. Each committee operates under a written charter approved by the Board, which is reviewed annually by the respective committee and the Board. Each committee's charter is posted on the Investors – Corporate Governance section of our website at www.diplomat.is. The table below sets forth the current membership for the three Board committees and the number of meetings held for each in 2016.

Nominating and
Director	Audit	Compensation	Corporate Governance
Regina Benjamin
David Dreyer	Chair	Chair	X
Philip R. Hagerman
Gary Kadlec(1)
Kenneth O. Klepper	X	X	Chair
Shawn C. Tomasello(2)		X
Benjamin Wolin(2)	X		X
Meetings	8	3	4

(1)
Mr. Kadlec, a former employee and current director until his term expires at the 2017 annual meeting, served on the Nominating and Corporate Governance Committee from its inception through March 2016.

(2)
In March 2016, Mr. Wolin was appointed to the Nominating and Corporate Governance Committee and Ms. Tomasello was appointed to the Compensation Committee.

Sean Whelan, a former employee and director, served on the Compensation Committee from its inception through March 2016.

AUDIT COMMITTEE

The Audit Committee's responsibilities include:

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Providing general oversight of our financial reporting and internal control functions;

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Reviewing our reports filed with or furnished to the SEC that include financial statements, results, or guidance;

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Monitoring compliance with significant legal and regulatory requirements and other risks related to financial reporting and internal control; and

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The appointment, retention, compensation, and oversight of the work of our independent registered public accounting firm, currently BDO, and oversight of our internal audit function.

COMMITTEE AND MEMBERS David Dreyer, Chair Kenneth Klepper Benjamin Wolin ➢ All members are independent ➢ All members are financially literate under NYSE standards ➢ Two financial experts

The Audit Committee may form and delegate authority to subcommittees as appropriate. The responsibilities and activities of the Audit Committee are described in greater detail in "Audit Committee Report" and "Audit Committee Matters," as well as in its charter.

The Board has determined that each Audit Committee member has sufficient knowledge in reading and understanding financial statements to serve on the Committee. The Board has further determined that two Audit Committee members, Messrs. Dreyer and Klepper, qualify as "audit committee financial experts" in accordance with SEC rules. The designation of an "audit committee financial expert" does not impose upon such persons any duties, obligations, or liabilities that are greater than those which are generally imposed on each of them as a member of the Audit Committee and the Board, and such designation does not affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board.

  COMPENSATION COMMITTEE

The Compensation Committee's responsibilities include:

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Administering the compensation programs for our executive officers and non-employee directors, including monitoring compensation trends, establishing the goals and policies of the compensation programs, and approving the compensation structure and amounts that may be earned thereunder;

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Recommending or approving equity grants and otherwise administering share-based plans, as well as other benefit plans and policies, to the extent delegated by the Board;

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Reviewing our compensation policies and practices for all employees, at least annually, regarding risk-taking incentives and risk management policies and practices;

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Reviewing certain compensation disclosures and proposals in our proxy statement and other reports filed with or furnished to the SEC; and

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The appointment, retention, compensation and oversight of the work of any compensation consultant it engages.

COMMITTEE AND MEMBERS David Dreyer, Chair Shawn Tomasello Kenneth Klepper ➢ All members are independent

The Compensation Committee may form and delegate its authority to subcommittees as appropriate. See "Compensation Discussion and Analysis," "Compensation Committee Report," and the Committee's charter for additional information as to the responsibilities and activities of the Committee.

The Board has determined that Messrs. Dreyer, Klepper, and Ms. Tomasello qualify as "non-employee directors" as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and "outside directors" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

Role of Management. The Committee took significant direction from the recommendations of Mr. Hagerman given his role as Chief Executive Officer, Chairman of the Board, and a significant shareholder, with respect to the design and implementation of the Company's 2016 executive compensation program (except with respect to his own compensation). Mr. Hagerman consulted with certain members of management prior to making such recommendations. See "Compensation Discussion and Analysis – 2016 Target Annual Compensation Determinations" for further information.

Role of Compensation Consultant. The Compensation Committee has the sole authority to engage outside advisors and establish the terms of such engagement, including compensatory fees. In connection with any such engagement, the Committee reviews the independence of such outside advisor, based on the factors specified by Nasdaq as well as any other factors it deems appropriate, and any conflicts of interest raised by the work of such outside advisor. The Compensation Committee utilized Willis Towers Watson as its compensation consultant with respect to the design and implementation of the 2016 executive compensation program, including as a source of market data related to executive promotions and potential new hires, and its non-employee director compensation program. Further, the Compensation Committee received an appropriate independence letter from Willis Towers Watson and confirmed there were no conflicts of interest. The Compensation Committee also re-engaged Willis Towers Watson as its compensation consultant for executive and director compensation matters in 2017.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	COMMITTEE AND MEMBERS

The Nominating and Corporate Governance Committee's responsibilities include:

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Identifying individuals qualified to become Board members and recommending director nominees to the Board and/or filling any Board vacancies;

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Reviewing the composition, organization, function, and performance of the Board and its committees;

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Exercising general oversight over the corporate governance policy matters of the Company, including developing, recommending proposed changes to, and monitoring compliance with, the Corporate Governance Guidelines; and

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Reviewing certain governance disclosures and proposals in the Company's proxy statement and other reports filed with or furnished to the SEC.

Kenneth Klepper, Chair David Dreyer Benjamin Wolin ➢ All members are independent

The Nominating and Corporate Governance Committee may form and delegate its authority to subcommittees as appropriate. The responsibilities and activities of the Committee are described in greater detail in its charter and the Corporate Governance Guidelines.

The Nominating and Corporate Governance Committee reviews and makes recommendations to the Board, from time to time, regarding the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board, the operations of the Company, and the long-term interests of shareholders. See "Proposal No. 1—Election of Directors—Specific Qualifications, Attributes, Skills and Experience to be Represented on the Board" and "Proposal No. 1—Election of Directors—Director Background and Qualifications."

The Nominating and Corporate Governance Committee will consider re-nominating incumbent directors who continue to satisfy the Committee's criteria for membership on the Board, continue to make important contributions to the Board, and consent to continue their service on the Board. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director's past attendance at meetings, participation in and contributions to the activities of the Board and the Company, the results of Board self-evaluations, any potential or actual conflicts of interest, and other qualifications and characteristics. In connection with the selection and nomination process, the Nominating and Corporate Governance Committee also reviews the desired experience, mix of skills and other individual and aggregate qualities and attributes to assure appropriate Board composition, taking into account the current Board members, the specific needs of the Company and the Board, and the Board's ongoing self-evaluations. In accordance with the Corporate Governance Guidelines and as part of this process, the Nominating and Corporate Governance Committee evaluates diversity in the broad sense, recognizing the benefits of racial and gender diversity, but also considers the breadth of background, skills, and experiences that candidates may bring to the Board. If a vacancy on the Board occurs or the Board increases in size, the Committee will actively seek individuals that satisfy the Committee's criteria for membership on the Board.

In making director nominations or appointments, the Committee may rely on multiple sources for identifying and evaluating potential nominees, including referrals from our current directors and management. In 2017, the Committee engaged a professional third-party search firm to identify independent Board members that had qualifications, skills, and expertise consistent with its criteria for Board membership, and such engagement resulted in the appointment of Dr. Benjamin and the nomination of Mr. Park as Class III directors. The Company paid a customary fee for the director searches.

The Nominating and Corporate Governance Committee will consider recommendations of director nominees by shareholders so long as such recommendations are sent on a timely basis and are otherwise in accordance with our Amended and Restated By-Laws (as amended from time to time, the "By-Laws") and applicable law. The Committee will evaluate nominees recommended by shareholders against the same criteria that it uses to evaluate other nominees. We did not receive any director nominations by shareholders for the 2017 annual meeting.

Under the By-Laws, shareholders must follow the advance notice procedures to nominate candidates for election as directors or to bring other business before an annual meeting. The advanced notice procedures set forth in the By-Laws do not affect the right of shareholders to request the inclusion of proposals in the Company's proxy statement and form of proxy pursuant to SEC rules. See "Additional Information—Requirements for Submission of Shareholder Proposals and Nominations for 2018 Annual Meeting" for information regarding providing timely notice of shareholder proposals and nominations, and review the By-Laws for the requisite notice information to be provided to the Company.

Corporate Governance

The Board, as well as management, is committed to responsible corporate governance to ensure that we are managed for the benefit of our shareholders. The Board and management periodically review and update our corporate governance policies and practices as appropriate or required.

A copy of the Board's committee charters, the Code of Conduct, and the Corporate Governance Guidelines will be sent to any shareholder, without charge, upon written request to Diplomat Pharmacy, Inc., Attention General Counsel, 4100 S. Saginaw St., Flint, MI 48507. These documents also are available on the Investors – Corporate Governance section of our website at www.diplomat.is.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which address, among other things, director responsibilities, qualifications (including independence), compensation, chief executive officer succession, and related matters.

Annual Performance Evaluations. The Corporate Governance Guidelines require that the Board and its committees conduct self-evaluations at least annually to review their respective performance and to determine whether the Board and its committees are functioning effectively. These reviews focus on the

Board and its committees as a whole, and not individual directors, unless circumstances otherwise warrant. The Nominating and Corporate Governance Committee oversees the annual performance evaluation process and reports its findings to the Board.

Code of Conduct

The Board has adopted a Code of Conduct, which sets out the basic principles to guide the actions and decisions of our employees, directors and officers, including our principal executive officer, principal financial officer, and principal accounting officer. The Code of Conduct addresses, among other things, ethical principles, insider trading, conflicts of interest, compliance with laws, and confidentiality. Any amendments to the Code of Conduct, or any waivers that are required to be disclosed by the rules of either the SEC or NYSE, will be posted on our website in the Investors – Corporate Governance section.

Insider Trading Policy

The Insider Trading Policy is designed to insulate the Company and its directors, officers, employees, and specified other persons from sanctions for insider trading, as well as to prevent any appearance of improper conduct by any such persons. See "Compensation Discussion and Analysis – Other Equity-Related Policies – Policy on Pledging and Hedging Company Securities" for additional information on the anti-hedging and pledging policy.

Committee Charters

See "—Committees of the Board" for a description of the Board's delegation of authority and responsibilities to the three standing committees.

Clawbacks

See "Compensation Discussion and Analysis – Other Equity-Related Policies – Clawbacks" for a description of the clawback provisions included in the annual bonus plan and equity incentive program.

Succession Planning

The succession planning process for executive officers is designed to assist the Board in understanding our readiness and the related transition risks for a crisis as well as a planned transition, and to oversee the development of strong leadership quality and executive bench strength. The Board periodically discusses short-term emergency and ordinary course contingency plans for the departure, death, or disability of senior executives. On an annual basis, the independent directors meet with the Chief Executive Officer and amongst themselves in executive session to discuss succession planning and strategies to strengthen and supplement the skills and qualifications of internal succession candidates. The Chief Executive Officer periodically provides the Board with an assessment of key executives for potential succession and discusses potential sources of external candidates. See "Compensation Discussion and Analysis – Executive Summary – Executive Transitions in 2016."

Shareholder Engagement

It is a priority of the Company and the Board to maintain an active dialogue with our shareholders. Each year, the Company interacts with its shareholders through various engagement activities, including at various industry conferences, Company investor days, and one-on-one meetings and calls. The Company conducts regular engagement with the Company's shareholders to discuss business, performance, strategy, and other key matters. We believe these interactions provide us with useful feedback and allow us to better understand our shareholders' perspectives.

Director Compensation

Non-employee directors of the Board receive a mix of cash and share-based compensation. The compensation mix is intended to encourage non-employee directors to continue Board service, further align the interests of the Board and shareholders, and attract new non-employee directors with outstanding qualifications. Directors who are employees or officers of the Company do not receive any additional compensation for Board service.

2016 Compensation Program

The Board engaged Willis Towers Watson in 2014 to assist it in establishing a non-employee director compensation program prior to our initial public offering. In particular, the Board reviewed survey data from Willis Towers Watson's proprietary database, which consisted of approximately 210 companies, with annual 2013 revenues of approximately $1 billion to $4 billion, and primarily included 2013 compensation information. Willis Towers Watson also provided information regarding market trends for the various compensation components. Following consideration of such survey and trend data, the Board approved the initial non-employee director compensation program in September 2014, with a targeted pay mix that approximated 60% equity and 40% cash. The Board determined to continue such program in 2016.

The following table sets forth the compensation program for non-employee directors in 2016.

2016
Annual retainer:
Board	$50,000
Additional retainer:
Audit Committee-Chair	10,000
Annual grant of restricted stock (grant date fair value)	75,000

In addition, the Company reimburses expenses associated with attendance at Board meetings for all directors.

Each non-employee director will be paid the annual grant of restricted stock as of the earlier of (a) June 1 and (b) the date of the annual meeting of shareholders. Notwithstanding the foregoing, the initial restricted stock grant for a new non-employee director appointed other than at the annual meeting of shareholders will be made as of the date of initial appointment, having a pro rata grant date fair value as determined by the Board or the Compensation Committee.

The restricted stock vests in full on the first anniversary of the grant date, subject to the director's continued service to the Company through such date. The restricted stock may be forfeited in the event of termination of service as a non-employee director of the Company prior to the first anniversary of the grant date, subject to immediate vesting upon a change in control of the Company. During the restricted period, the restricted stock entitles the participant to all of the rights of a shareholder, including the right to vote the shares and the right to receive any dividends thereon. Prior to the end of the restricted period, restricted stock generally may not be sold, assigned, pledged, or otherwise disposed of or hypothecated by participants.

The Company does not provide any perquisites to directors.

Changes to Non-Employee Director Compensation Program in 2017. In February 2017, the Board revised the non-employee director compensation program to provide for an additional $30,000 annual cash retainer and a special grant of $75,000 in restricted stock (vesting in two equal increments on each of the first and second anniversaries of the grant date) to the independent Lead Director, which was a newly created role as of such date.

The Board further revised the non-employee director compensation program in March 2017. In connection with the director search process, the Compensation Committee, with the assistance of its compensation consultant, reviewed market data and other relevant information. In March 2017, following review and advice from the Compensation Committee, the Board approved (1) an increase in the annual cash retainer of the Board from $50,000 to $75,000, (2) an increase in the grant date fair value of the annual grant of restricted stock from $75,000 to $85,000, (3) an increase in the annual cash retainer for the Audit Committee Chair from $10,000 to $15,000, and (4) a $10,000 annual cash retainer for the Chair of each of the Compensation Committee and the Nominating and Corporate Governance Committee.

2016 Director Compensation Table

The table below sets forth the compensation of each non-employee director in 2016.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock ($)(1)	Total ($)
David Dreyer	60,000	48,288	108,288
Kenneth O. Klepper	50,000	43,973	93,973
Shawn C. Tomasello	50,000	48,904	98,904
Benjamin Wolin	50,000	48,904	93,904

Total	210,000	190,069	400,069

(1)
Reflects restricted stock awards granted under the 2014 Omnibus Incentive Plan. The amounts reported represent the grant date fair value of the restricted stock award, which is the closing trading price of a share of common stock on the grant date multiplied by the number of shares subject to the award. Amounts included in the Restricted Stock column reflect pro rata amounts for the balance of 2016 when the Board revised the timing of its annual equity grant to non-employee directors to be effective on the earlier of June 1 and the date of the annual meeting of shareholders. The Company does not pay in cash the value of fractional shares.

As of December 31, 2016, the restricted stock outstanding held by non-employee directors was as follows: Mr. Dreyer, 1,465 shares; Mr. Klepper, 1,334 shares; Ms. Tomasello, 1,483 shares; and Mr. Wolin, 1,483 shares.

Shareholder Communication with the Board

Any shareholder wishing to communicate with a particular director, with all or certain of the independent directors, or with the entire Board should direct the communication to Diplomat Pharmacy, Inc., Attention: General Counsel, 4100 S. Saginaw St., Flint, MI 48507. If a shareholder does not wish to have the communication screened, the shareholder should indicate that the material sent by the shareholder be delivered unopened to the person or persons to whom it is addressed.

To submit concerns regarding accounting, internal accounting controls, or auditing matters, shareholders and other interested persons may also call the Company's toll free, confidential hotline (1-866-494-3161, enter Diplomat's access code: 4200). Employees may submit such concerns on a confidential and anonymous basis.

Communications made through the confidential hotline, or certain communications to the Board, will be reviewed by the Audit Committee at regularly scheduled meetings or otherwise as appropriate.

COMPENSATION DISCUSSION AND ANALYSIS

This section of the proxy statement explains the philosophy, objectives, process, and components of our 2016 compensation program for our named executive officers. Our named executive officers for 2016 (with titles as of December 31, 2016) were: Mr. Hagerman, Chief Executive Officer; Mr. Whelan, former Chief Financial Officer; Mr. Urick, President; Mr. Kadlec, former President; and Mr. Rice, Executive Vice President of Operations.

Executive Summary

Executive Transitions in 2016

The Company experienced significant executive transition in 2016, which materially impacted the named executive officer compensation program in 2016. The terms of the Urick Employment Agreement, the Whelan Severance Agreement (each defined below), and the options granted to Mr. Rice were individually negotiated based on the unique circumstances arising from the executive transitions experienced by the Company in 2016. As such, they were outside the Compensation Committee's regular process for setting executive compensation, which is described in greater detail elsewhere in this section.

Appointment of Paul Urick and Employment Agreement. Mr. Urick served as the Company's Vice President of Industry Relations, Pharmaceutical Account Management, and Payor Strategy upon the Company's acquisition of Burman's Apothecary, L.L.C. in June 2015, and was promoted to Senior Vice President in February 2016. Effective November 1, 2016, the Board appointed Mr. Urick to serve as the Company's President. Mr. Urick was promoted in connection with the retirement of Mr. Kadlec, who resigned as President on November 1, 2016 and retired as an employee effective December 31, 2016.

Mr. Urick received special time-vested option grants in January and February 2016 regarding his initial 2016 promotion.

On October 25, 2016, the Company and Mr. Urick entered into an employment agreement, effective November 1, 2016 (the "Urick Employment Agreement"). The Urick Employment Agreement establishes (1) a base salary at $425,000, which may be adjusted by the Board at its discretion, (2) a target cash bonus in 2016 and 2017 of 60% of his annual base salary (pro rata for 2016), (3) a target annual equity award in 2017 of 100% of his annual base salary, and (4) a special grant of options to purchase 100,000 of the Company's common shares, vesting in equal installments over four years. On December 5, 2016, the Board determined to revise the special option grant from 100,000 to 200,000 options for retention and incentive purposes and issued the award on such date. See "Named Executive Officer Compensation Tables – Potential Payments Upon Termination or Change of Control" for additional information.

Resignation of Sean Whelan and Severance Agreement. On October 25, 2016, the Company and Mr. Whelan entered into a severance agreement (the "Whelan Severance Agreement") that sets forth the terms on which Mr. Whelan resigned effective as of December 31, 2016 (the "Severance Date"). The Whelan Severance Agreement provided for a lump-sum severance benefit of $250,000 to be paid within 15 days of the Severance Date. In addition, as of the Severance Date, 50,000 unvested options granted to Mr. Whelan on October 9, 2014 in connection with the Company's initial public offering vested and became immediately exercisable. All other unvested options of Mr. Whelan terminated immediately following the Severance Date. See "Named Executive Officer Compensation Tables – Potential Payments Upon Termination or Change of Control" for additional information.

Change in Executive Officer Status – Gary Rice and Atheer Kaddis. In December 2016, the Board determined that Mr. Rice, in connection with his recent promotion to Executive Vice President of Operations, became an executive officer of the Company. In recognition of the increased responsibility, on December 5, 2016, the Board approved a special grant of options to purchase 100,000 of the Company's common shares, vesting in equal installments over four years. Mr. Rice is a named executive officer for 2016, although his annual cash compensation was determined by management and not the Compensation Committee.

The Board also determined that Dr. Kaddis was no longer an executive officer due to a change in his role and responsibilities. Dr. Kaddis did not qualify as a named executive officer in 2016.

Summary of 2016 Target and Earned Annual Compensation

Components of Target Annual Compensation. The following table sets forth the various components of target annual compensation approved for the Chief Executive Officer and the other named executive officers in 2016. For purposes of these calculations, base salary (i) includes car allowances and 401(k) contributions, (ii) is based on base salaries effective on December 31, 2016, and (iii) excludes special equity awards issued in connection with promotions.

2016 Target Annual Compensation Determinations

The Compensation Committee and Board do not benchmark executive compensation, but do review market survey and peer group data as appropriate in establishing the target annual compensation of executive officers.

Base Salary. The Board/Compensation Committee approved the 2016 base salary of Mr. Hagerman, and the Board approved the 2016 compensation of Mr. Whelan and Mr. Kadlec in March 2016. The Board previously reviewed related market survey and peer group data from Willis Towers Watson in connection with the Company's initial public offering in 2014 and generally considered such report in making determinations for 2016, along with considering individual performance, internal pay equity, and, with respect to Mr. Whelan and Mr. Kadlec, the recommendation of Mr. Hagerman.

The 2016 base salaries of Mr. Urick and Mr. Rice were determined by Mr. Hagerman prior to their status as executive officers. In connection with Mr. Urick's promotion in November 2016, the Committee reviewed market survey and peer group data from Willis Towers Watson.

Annual Bonus Plan and Equity Awards. The 2016 bonus plan and 2016 annual equity award program were approved by the Board, upon the recommendation of the Compensation Committee, in March 2016.

Historically, Mr. Hagerman did not participate in the Company's annual bonus plan or receive equity awards due to his significant equity ownership in Diplomat and the Company's historical shareholder distributions prior to the Company's initial public offering. Following the initial public offering, in 2015, the Board determined to include all executive officers except Mr. Hagerman in the Company's annual bonus plan and all executive officers in the equity award program, and to establish plans that were customary among public company peers. The Board determined to provide all incentive compensation to Mr. Hagerman in the form of performance-based options.

The 2016 bonus plan for named executive officers and certain other eligible key employees generally memorialized the Company's historical annual bonus plan and was consistent with 2015, including the use of Adjusted EBITDA, revenue, and individual performance goals.

The 2016 annual equity award program for named executive officers was based upon the grant of options to purchase a number of shares of common stock of the Company, which is to be earned or forfeited based upon the Company's performance relative to specified Adjusted EBITDA and revenue goals for the applicable year, in each case excluding the effect of mergers and acquisitions transacted during the bonus plan year. The earned options, if any, vest in four annual installments, with the first installment vesting upon the date the Company files its Annual Report on Form 10-K or Audit Committee confirmation of the satisfaction of the applicable performance goals, and the remaining three installments vesting annually on such date thereafter.

The target bonus, as a percentage of base salary, for Mr. Whelan and Mr. Kadlec remained the same in 2016. The target bonus for Mr. Rice was 30% in 2016. For Mr. Urick, the target bonus as a percentage of salary changed upon the effective date of his promotions. For illustrative purposes herein, the target bonus as a percentage of salary for Mr. Urick is presented on a prorated basis unless otherwise indicated.

2016 Pay-For-Performance

The establishment of performance metrics generally is focused on the Company and its management team as a collective unit, to foster teamwork and maximize the Company's performance in particular on budgeted Adjusted EBITDA and budgeted revenue (in each case exclusive of the effect of mergers and acquisitions transacted during the bonus plan year). See "Proxy Summary – Executive Compensation Highlights – 2016 Annual Performance" for the definition of Adjusted EBITDA.

2016 Annual Bonus Plan. The target bonus of named executive officers is based upon a specified percentage of the participant's annual base salary. Bonuses are earned based upon the achievement of Adjusted EBITDA, revenue, and individual annual performance goals.

Performance	Component	2016 Performance Metric		% of Target Bonus

Component(1)	% of Target Bonus	Target	Actual	Earned

Adjusted EBITDA	60	$123,000,000	$102,000,000 (2)	0
Revenue	30	$4,621,000,000	$4,131,000,000 (2)	0
Individual	10	Varied	Varied	Varied

(1)
For the Adjusted EBITDA component, achievement of the minimum, target and maximum performance measures results in a payment of 50%, 100%, and 125%, respectively, of the target bonus. For the revenue component, achievement of the minimum, target and maximum performance measures results in a payment of 50%, 100%, and 110%, respectively, of the target bonus. There are linear changes between minimum, target, and maximum payouts for the Adjusted EBITDA and revenue components. For the achievement of the individual performance goals, payments range from 0% to 110% of the target bonus.

(2)
Subset of total Company financial results, as calculated for incentive plans.

2016 Equity Awards – Performance-Based Stock Option Awards. The target equity award for named executive officers is based upon a specified percentage of the participant's annual base salary. Performance-based option awards are earned based upon the achievement of Adjusted EBITDA and revenue goals.

Performance	Component	2016 Performance Metric		% of Target Award

Component(1)	% of Target Award	Target	Actual(2)	Earned(1)

Adjusted EBITDA	70	$123,000,000	$102,000,000	0
Revenue	30	$4,621,000,000	$4,131,000,000	0

(1)
90% to 100% of each award component is earned based on the achievement of 90% to 100%, respectively, of such performance goal, with linear increases in between such range.

(2)
Subset of total Company financial results, as calculated for incentive plans.

Executive Compensation and Related Governance Practices

What We Do		What We Don't Do
á	100% independent Board committees beginning March 2016	â	No guaranteed or discretionary cash bonuses
á	Appointment of independent Lead Director, with significant authority, in February 2017	â	No significant perquisites
á	Annual Board and committee performance evaluations	â	No tax gross-ups
á	Pay for performance, including bonus and equity plan	â	No dividends or dividend equivalents on unearned performance-based equity
á	Fixed caps on bonus and equity payouts	â	No defined benefit, supplemental executive retirement, or nonqualified deferred compensation plans
á	Strong alignment with shareholders due to significant ownership of Company stock by Chief Executive Officer	â	No repricing/replacement of underwater stock options
á	Oversight to confirm no undue risk in compensation programs	â	No hedging nor use of derivatives permitted
á	Discourage pledging and require consent; limited pledging in practice
á	Annual say-on-pay shareholder vote

Say-On-Pay Shareholder Vote for 2016 Annual Meeting of Shareholders

The Compensation Committee and the Board discussed the results of such shareholder vote in 2016. Given the high level of shareholder support, the Compensation Committee did not materially revise the Company's compensation policies and decisions relating to the named executive officers as a result of such vote. The Compensation Committee will continue to consider the outcome of shareholder votes and other shareholder feedback in making future compensation decisions for the named executive officers.

Compensation Philosophy, Program Objectives and Key Features

The Company's named executive officer compensation program has been designed to reward, attract and retain management deemed essential to ensure our success. The program seeks to align compensation with our short- and long-term objectives, business strategy, financial performance, and Company values. In furtherance of such philosophy, the Company's compensation objectives for the named executive officers are designed to:

  •
  Reward executives who consistently perform above expectations and are proficient in their roles with higher base pay and/or total compensation opportunity compared to Company salary range guidelines;

  •
  Link pay to performance to create incentives for the named executive officers to perform their duties at a high level; and

  •
  Grant equity awards to align long-term interests with those of our shareholders, to reward long-term performance and to assist retention.

The following table sets forth how each component of compensation is intended to satisfy one or more of the Board's compensation objectives.

Component	Primary Purpose(s)	Key Features

Base Salary	• Retains and attracts employees in a competitive market • Preserves an employee's commitment in the event of downturns in the specialty pharmacy industry and/or equity markets

•

Determinations are based on Board's collective view of market salaries for executives in similar positions with similar responsibilities, and the individual's experience, current performance, responsibilities, anticipated individual growth, internal pay equity, and other subjective factors

Annual Incentive Cash Bonus	• Motivates and rewards achievement of annual performance-based measures • Retains and attracts employees for short term

•

The bonus target for each employee is set forth as a percentage of base salary

•

Earned based upon the achievement of budgeted Adjusted EBITDA and budgeted revenue (each exclusive of the effect of mergers and acquisitions transacted during the bonus plan year), and individual annual performance goals

Option Awards	• Provide incentive for employees to focus on long-term fundamentals and thereby create long-term shareholder value	• Pro rata vesting over four years

•

Assist in maintaining a stable, continuous management team in a competitive market

•

Provide alignment with shareholders; no value unless stock price improves

•

Performance-Based: Motivate and reward achievement of annual performance measures

•

Performance-Based: Earned based upon the achievement of budgeted Adjusted EBITDA and budgeted revenue goals (each exclusive of the effect of mergers and acquisitions transacted during the bonus plan year)

2016 Compensation Determinations

Base Salary

Changes in base salary have generally been effective in March or April each year. The following table sets forth the base salaries of the named executive officers in 2015 and 2016:

Name	Jan 2015 to Mar 2015 ($)	Mar 2015 to Mar 2016 ($)	Mar 2016 to Dec 2016 ($)
Philip R. Hagerman (1)	400,000	400,000	550,000
Sean M. Whelan	350,000	350,000	369,000
Paul Urick	N/A	250,000/270,000(2)	425,000	(3)
Gary Rice	N/A	225,000	280,000	(4)
Gary W. Kadlec	370,000	370,000	389,000

(1)
Mr. Hagerman's temporary salary decrease from $500,000 to $400,000 was effective in January 2015. In March 2016, his salary was restored and the Compensation Committee determined to increase it by 10%. Mr. Hagerman voluntarily suspended base salary payments from early August 2015 through early November 2015, as Mr. Hagerman elected to divert the scheduled salary payments to the Company's social responsibility budget in order to support the Company's involvement with certain community groups and charities. Mr. Hagerman voluntarily diverted a portion of his salary payments to such budget from April 2016 through late December 2016.

(2)
From late January 2016 through October 2016, Mr. Urick's base salary was $270,000. Mr. Urick's base salary March 2015 to late January 2016 was $250,000.

(3)
Reflects base salary as of November 2016 upon appointment as President.

(4)
Reflects base salary as of October 2016 upon appointment as Executive Vice President of Operations, Mr. Rice's base salary was $225,000 from March 2016 to October 2016.

Establishing Company Performance Goals for 2016 Annual Bonus Plan and Performance-Based Options

The 2016 target performance goals were established in March 2016 and corresponded to the Company's budget (excluding acquisitions or dispositions), which represented Board's reasonable judgment of what would be a good outcome for the Company for 2016. There are linear increases between the minimum, target, and maximum goals for the 2016 bonus plan and between minimum and target goals for the equity awards.

	Minimum		Target		Maximum (Bonus Plan Only)

Component	2016 Target ($)	Increase over 2015 Actual (%)	2016 Target ($)	Increase over 2015 Actual (%)	2016 Target ($)	Increase over 2015 Actual (%)
Adj. EBITDA	116,970,000	23	123,000,000	29	147,600,000	55
Revenue	4,319,000,000	28	4,621,000,000	37	5,083,000,000	51

Annual Incentive Cash Bonus (2016 Annual Bonus Plan)

The 2016 bonus plan for named executive officers and certain other eligible key employees generally continued the Company's 2015 annual bonus plan, with continuation of provisions to address, among other things, pro rata bonuses, rights upon termination of employment, and the Company's right to clawback such bonus upon specified events.

Target Bonuses of Named Executive Officers. Under the 2016 bonus plan, a participant's bonus target is set forth as a percentage of base salary. In 2015, the Board increased the bonus target as a percentage of base salary as a result of management recommendations, in consultation with the Compensation Committee, based on comparative information acquired through industry surveys, and comparative company analysis gathered in connection with the Company's initial public offering, as well as judgments regarding the appropriate levels of base, incentive, and total compensation for named executive officers in light of the Company's characteristics and market position. For the 2016 bonus plan, the Board, upon recommendation of the Compensation Committee, maintained the 2015 bonus targets as a percentage of base salary for named executive officers.

Performance Components. Adjusted EBITDA, revenue and individual performance goals represented 60%, 30%, and 10%, respectively, of the target bonus. See "– Establishing Company Performance Goals for 2016 Annual Bonus Plan and Performance-Based Options" for specific Adjusted EBITDA and revenue goals.

Individual Performance Component. The individual performance component is discretionary and takes into account a number of subjective factors evaluating the performance of such named executive officer.

2016-Earned. The following table sets forth information regarding the percentage of the bonus target that may be earned based on the achievement of the minimum, target, and maximum performance goals, and the actual percentage of bonus target earned. No amount is earned below minimum performance. See "– 2016 Pay-For-Performance" for the Company's actual performance with respect to each performance metric.

	Payout Opportunity Based on Component Performance (Expressed as a % of Bonus Target)			Earned Bonus (Expressed as a % of

Component	Minimum	Target	Maximum	Bonus Target)(1)

Adj. EBITDA	30	60	75	0
Revenue	15	30	33	0
Individual	0	10	11	Urick - 11
				Rice - 11
				Kadlec - 10

(1)
As a result of his resignation, Mr. Whelan was not eligible to receive the discretionary bonus.

The following table sets forth summary information regarding the 2015 target bonus, 2016 target bonus, and bonus earned in 2016 for our named executive officers.

	2015 Bonus Plan	2016 Bonus Plan Target(1)

Name	Target as % of Base Salary	% of Base Salary	$	Bonus Plan Earned $

Sean M. Whelan	45	45	166,050	N/A
Paul Urick	N/A	37	108,875	11,976
Gary Rice	N/A	30	70,250	7,728
Gary W. Kadlec	45	45	175,050	17,505

(1)
The target and earned bonus was based on the base salary in effect as of March 2016 for each named executive officer other than Mr. Urick and Mr. Rice, for whom the target and earned bonus was based upon the pro rata base salary and target percentages held by each executive at various times during the year. For Mr. Urick, the target percentage set forth above represent the prorated average of the applicable target percentage over the entire year, as the target bonus percentage for Mr. Urick was increased at various times in connection with his promotions.

Equity Incentive Program (Performance-Based Options)

In March 2016, upon recommendation of the Compensation Committee, the Board approved performance-based option awards to be granted to our named executive officers and certain other eligible key employees under the 2014 Omnibus Incentive Plan.

Target Grants to Named Executive Officers. A participant's target grant was based on the grant date fair value determined by the Board divided by the closing price of the Company's common stock on the grant date.

Performance Components. Adjusted EBITDA and revenue performance goals represented 70% and 30%, respectively, of the target grant award. See "-Establishing Company Performance Goals for 2016 Annual Bonus Plan and Performance-Based Options" for specific Adjusted EBITDA and revenue goals.

2016-Earned. The following table sets forth information regarding the percentage of the bonus target that may be earned based on the achievement of the minimum, target, and maximum performance goals, and the actual percentage of bonus target earned. No award is earned below minimum performance. See "-2016 Pay-For-Performance" for the Company's actual performance with respect to each performance metric.

	Payout Opportunity Based on Component Performance (Expressed as a % of Bonus Target)			Earned Bonus (Expressed as a % of

Component	Minimum	Target	Maximum	Bonus Target)

Adj. EBITDA	63	70	70	0
Revenue	27	30	30	0

The following table sets forth summary information regarding the 2016 target award and award earned for our named executive officers.

Target Award

			Performance-	Performance-
		Grant Date Fair	Based Options	Based Options
Name	% of Base Salary	Value ($)	Target	Earned

Philip R. Hagerman	200	1,100,00	152,376	0
Sean M. Whelan	50	184,500	25,558	0
Paul Urick	40	108,288	14,961	0
Gary Rice	40	90,236	12,467	0
Gary W. Kadlec	50	194,500	26,943	0

Other Equity-Related Policies

Timing and Pricing of Share-Based Grants

With respect to annual equity awards, the Committee and the Board do not coordinate the timing of share-based grants with the release of material non-public information. Generally, promotion and new hire equity grants have been made throughout the year as of the date of promotion or hire, although certain grants have been delayed for various reasons, including in 2016 due to the pending release of material non-public information.

In accordance with the 2014 Omnibus Incentive Plan, the exercise price of each option is the closing price for the Company's common stock on the date approved by the Committee or the Board to be the grant date (which date is not earlier than the date the Committee or the Board approved such grant).

Policy on Pledging and Hedging Company Securities

In addition to the restrictions set forth in SEC regulations, the Company's insider trading policy prohibits the hedging of Company securities and significantly limits any pledging of Company securities. In particular, the policy prohibits directors, executive officers and other employees, with respect to the Company's securities, short sales, trading in puts, calls, options or other derivative securities. In addition, the policy prohibits pledging of Company securities or holding Company securities in a margin account, except in situations and on conditions pre-approved by the General Counsel. At a minimum, such person must have the financial capacity to repay the applicable loan without resort to the margin or pledged securities. No Company securities beneficially owned by a director or executive officer have been subject to a margin account at any time since we have been a public company, and there has been limited pledging in practice.

Clawbacks

Both our annual bonus plan and equity incentive program are subject to a clawback provision included therein. Specifically for the annual bonus plan, if the Company's financial statements are the subject of a restatement due to error or misconduct, to the extent permitted by governing law, the Company is authorized to seek reimbursement of excess incentive cash compensation paid under the bonus plan to participants for the relevant performance periods; however, the Company's clawback right extends only to any bonuses earned for the three completed fiscal years prior to the date the Company determines such restatement is required. In addition, the Company's form of performance-based option award agreement makes such awards subject to forfeiture and/or recovery under any compensation recovery policy that the Company may adopt from time to time, which recovery right extends to the proceeds realized by the applicable participant due to sale or other transfer of such stock.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code (the "Code") provides that annual compensation in excess of $1 million paid to a company's chief executive officer and the three other highest compensated executive officers (excluding the chief financial officer) is not deductible by a company for federal income tax purposes, subject to specified exemptions (the most significant of which is certain performance-based compensation). The Committee will review the application of Section 162(m) of the Code with respect to any future compensation arrangements considered by the Company. To maintain flexibility in compensating the Company's executive officers to meet a variety of objectives, the Committee does not have a policy that all executive compensation must be tax-deductible.

Nonqualified Deferred Compensation

Section 409A of the Code provides that amounts deferred under nonqualified deferred compensation arrangements will be included in an employee's income when vested, as well as be subject to penalties and interest, unless certain requirements are complied with. We do not offer any nonqualified deferred compensation plans to any of our executive officers. The Company's 2014 Omnibus Incentive Plan is intended to comply with or be exempt from the requirements of Section 409A.

Change in Control Payments

Section 280G of the Code disallows a company's tax deduction for "excess parachute payments." For this purpose, parachute payments generally are defined as payments to specified persons that are contingent upon a change in control in an amount equal to or greater than three times the person's base amount (the five-year average Form W-2 compensation). The excess parachute payments, which are nondeductible, equal the amount of the parachute payments less the base amount. Additionally, Code Section 4999 imposes a 20% excise tax on any person who receives excess parachute payments. The Company does not pay tax gross-ups with respect to such excise tax.

Only our President, Mr. Urick, has an employment agreement with the Company that entitles him to payments upon the termination of his employment, including following a change of control that may qualify as "excess parachute payments." The Company's 2007 Option Plan and 2014 Omnibus Incentive Plan may entitle participants to payments in connection with a change in control that may result in excess parachute payments.

Other

We do not provide any named executive officer with a tax gross-up or other reimbursement payment for any tax liability that he may owe as a result of the application of Sections 280G, 4999, or 409A of the Code.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis ("CD&A") in this proxy statement with management, including Messrs. Hagerman and Urick. Based on such review and discussion, the Compensation Committee recommended, and the Board authorized, the inclusion of the CD&A in the Company's annual report on Form 10-K for the year ended December 31, 2016 and the proxy statement for the 2017 annual meeting.

The Compensation Committee
David Dreyer, Chair Kenneth O. Klepper Shawn Tomasello

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2016, none of our executive officers served on the compensation committee or board of directors of another entity whose executive officer(s) served on the Compensation Committee or our Board of Directors.

NAMED EXECUTIVE OFFICER COMPENSATION TABLES

Summary Compensation Table for 2016

The table below summarizes the total compensation paid or earned by the named executive officers in 2016, 2015, and 2014.

Name and Principal Position	Year (1)	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(3)		Total ($)
Philip R. Hagerman	2016	388,461	—	1,102,897	—	20,220		1,511,578
Chief Executive Officer and Chairman	2015	307,692	—	993,908	—	21,350		1,322,950
	2014	387,638	—	—	—	22,364		410,002
Sean M. Whelan	2016	364,615	—	329,639	—	273,692	(4)	967,946
Former Chief Financial Officer,	2015	350,000	17,325	173,937	164,416	23,446		729,124
Treasurer and Secretary	2014	282,994	22,059	356,600	49,638	20,203		731,494
Paul Urick	2016	289,231	11,976	1,573,168	—	16,242		1,890,617
President
Gary Rice	2016	231,346	7,728	508,926	—	16,505		764,505
Executive Vice President of Operations
Gary W. Kadlec	2016	384,615	17,505	195,013	—	9,620		606,753
Former President	2015	370,000	18,315	183,876	173,811	9,620		755,622
	2014	290,492	24,579	—	60,839	9,990		385,900

(1)
Amounts reflected in the "Bonus" column represent the discretionary portion of such person's cash bonus earned under the 2016, 2015, and 2014 bonus plans (i.e., the portion related to individual performance measures). Amounts reflected in the "Non-Equity Incentive Plan Compensation" column represent the Company performance-based portion of such person's cash bonus earned under the 2016, 2015, and 2014 bonus plans. Payments of bonuses for 2016 were made in April 2017 and conditioned upon such person's continued employment through such date (other than with respect to Mr. Kadlec, whose payment date was accelerated in connection with his retirement).

(2)
Represents the grant date fair value (excluding the effect of estimated forfeitures) calculated in accordance with the Financial Accounting Standards Board's Accounting Standards Codification Topic 718. The Company uses the Black-Scholes-Merton option pricing model to determine the grant date fair value of options (both performance-based and time-vested option grants), including assumptions which are specified in Note 11 to the Company's audited financial statements included in the Form 10-K for the year ended December 31, 2016.

The "Option Awards" column in 2016:

  •
  For Mr. Hagerman and Mr. Kadlec, represents annual performance-based option grants.

  •
  Mr. Whelan received annual performance-based options ($184,989). In addition, in connection with his severance agreement, his 2014 option award was accelerated and is considered to be a modification under the applicable accounting requirements because this award would have otherwise been forfeited pursuant to the terms of the 2014 Omnibus Incentive Plan upon his separation. As such, the awards were revalued ($144,650).

    •
    Mr. Urick received special time-vested options ($1,464,880) and annual performance-based options ($108,288).

    •
    Mr. Rice received special time-vested options ($418,690) and annual performance-based options ($90,236).

(3)
For 2016, includes: 401(k) matching contributions by the Company ($10,600 for Mr. Hagerman, $10,600 for Mr. Whelan, $7,362 for Mr. Urick, and $6,885 for Mr. Rice); and car allowances of $9,620 for each named executive officer other than Mr. Urick, who received $8,880.

(4)
Includes $250,000 cash severance payment in accordance with Mr. Whelan's severance agreement and the value of group healthcare coverage for 3 months ($3,472).

Narrative Discussion of Summary Compensation Table for 2016

Mr. Hagerman. In 2015 and 2016, Mr. Hagerman voluntarily reduced or suspended his base salary for periods of time and such amounts are not included in this table. See "Compensation Discussion and Analysis – 2016 Compensation Determinations – Base Salary." Further, Mr. Hagerman does not participate in the annual bonus plan due to his significant equity ownership, in line with historical practice.

Promotions and Transitions. Mr. Urick was appointed President effective November 1, 2016 and entered into the Urick Employment Agreement. Mr. Urick received special time-vested option grants in January and February 2016 regarding his initial 2016 promotion, and additional special time-vested option grants in December 2016 in connection with his promotion to President. See "Compensation Discussion and Analysis – Executive Summary" for a description of his 2016 target annual compensation.

In October 2016, Mr. Rice's base salary increased to reflect the increased responsibility.

In connection with Mr. Whelan's resignation as Chief Financial Officer, Mr. Whelan executed the Whelan Severance Agreement and received a lump sum payment in connection therewith shortly after his departure on December 31, 2016.

In 2014, concurrent with the initial public offering, Mr. Whelan received a time-vesting option award under the Company's 2014 Omnibus Incentive Plan, which was to vest pro rata over four years. For Mr. Whelan, the vesting of such option awards was accelerated to fully vested as of December 31, 2016 as a result of the Whelan Severance Agreement.

Base Salary. Base salary changes generally are effective in March or April each year.

Bonus and Non-Equity Incentive Plan Compensation. See "Compensation Discussion and Analysis—2016 Compensation Determinations" for information regarding Adjusted EBITDA, revenue, and discretionary components of the 2016 bonus plan and amounts earned thereunder. Specifically, all of the performance-based options granted in 2016 were not earned, and named executive officers participating in the 2016 annual bonus plan only earned all or a portion of the individual performance component.

Option Grants. The 2016 annual option grants were for performance-based options that vest pro rata over four years, with the first installment vesting upon the date the Company files its Annual Report on Form 10-K or Audit Committee confirmation of the satisfaction of the applicable performance goals, and the remaining three installments vesting annually on such date thereafter. Based on the Company's failure to meet the minimum performance thresholds, all such options were forfeited.

Grants of Plan-Based Awards in 2016

The following table provides information about equity and non-equity awards granted to the named executive officers in 2016.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options(#)
									Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Philip R. Hagerman	3/21/2016	—	—	—	137,138	152,376	152,376	—	25.92	1,102,897
Sean M. Whelan	N/A	74,722	149,445	179,334	—	—	—	—	—	—
	3/21/2016	—	—	—	23,002	25,538	25,538	—	25.92	184,989
	12/31/16	—	—	—	—	—	—	50,000(4)	13.00	144,650
Paul Urick	N/A	48,994	97,988	117,585	—	—	—	—	—	—
	1/27/2016	—	—	—	—	—	—	50,000	29.95	423,800
	2/12/2016	—	—	—	—	—	—	25,000	29.73	203,700
	3/21/2016	—	—	—	13,465	14,961	14,961	—	25.92	108,288
	12/5/16	—	—	—	—	—	—	200,000	14.40	837,380
Gary Rice	N/A	31,613	63,225	75,870	—	—	—		—	—
	3/21/2016	—	—	—	11,220	12,467	12,467	—	25.92	90,236
	12/5/16	—	—	—	—	—	—	100,000	14.40	418,690
Gary W. Kadlec	N/A	78,772	157,545	189,054	—	—	—	—	—	—
	3/21/2016	—	—	—	24,249	26,943	26,943	—	25.92	195,013

(1)
Relates to possible cash payouts attributable to the Company performance-based components of the 2016 bonus plan, exclusive of the 10% discretionary component of the 2016 bonus plan.

(2)
Threshold amounts with respect to both Non-Equity Incentive Plan Awards and Equity Incentive Plan Awards represent threshold achievement of both the Adjusted EBITDA component and the revenue component of such plans.

(3)
Each option granted in 2016 had a grant date fair value as follows: January 27, $8.476; February 12, $8.148; March 21, $7.238; December 5, $4.1869; and December 31, $2.893. See Note 2 to the Summary Compensation Table for information regarding the grant date fair value.

(4)
Reflects modified 2014 option award in connection with his severance agreement.

Narrative Discussion of Grants of Plan-Based Awards in 2016 Table

Non-Equity Incentive Plan - 2016 Annual Bonus Plan. For the participating named executive officers, 60%, 30%, and 10% of the non-equity incentive bonus target was based on achievement of a 2016 Adjusted EBITDA performance measure, a 2016 revenue performance measure, and a subjective individual performance, respectively. Only the amounts eligible to be earned under the objective performance components (Adjusted EBITDA and revenue) are included in this table. No bonuses were earned with respect to the objective performance components in 2016.

Equity Incentive Plan - Performance-Based Option Awards. For each of our named executive officers, 70% and 30% of the equity incentive bonus target was based on achievement of a 2016 Adjusted EBITDA performance measure and a 2016 revenue performance measure, respectively. All performance-based options granted in 2016 were forfeited as the performance vesting conditions were not met.

Outstanding Equity Awards at December 31, 2016

The following table sets forth certain information with respect to outstanding options held by certain of our named executive officers on December 31, 2016. All options in the table granted prior to 2014 were made pursuant to the 2007 Option Plan, and all options granted in 2014 or later were made pursuant to the 2014 Omnibus Incentive Plan.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Philip R. Hagerman	6/5/15(1)	38,363	115,089	39.26	6/5/25
Sean M. Whelan(5)	3/1/12(2)	96,686	—	4.29	6/29/17
	10/9/14	100,000(3)	—	13.00	6/29/17
	6/5/15(1)	6,714	—	39.26	6/29/17
Paul Urick	6/19/15(2)	25,000	75,000	44.39	6/19/25
	7/10/15(2)	8,362	25,086	48.64	7/10/25
	1/27/16(2)	—	50,000	29.95	1/27/26
	2/12/16(2)	—	25,000	29.73	2/12/26
	12/5/16(2)	—	200,000	14.40	12/5/26
Gary Rice	3/1/12(2)	27,313	—	4.29	3/1/22
	1/5/13(2)	86,266	45,421	5.88	1/15/23
	6/5/15(1)	2,274	6,821	39.26	6/5/25
	10/30/15(2)	18,750	56,250	28.11	10/30/25
	12/5/16(2)	—	100,000	14.40	12/5/26
Gary W. Kadlec	9/1/12(2)	182,682	—	4.28	9/6/17
	9/1/12(4)	193,374	—	4.28	9/6/17
	6/5/15(1)	7,098	21,291	39.26	9/6/17

(1)
Performance-based options that were subject to performance conditions in 2015. The table reflects earned options, which vest in four annual installments, with the first installment vesting on February 29, 2016 (the date the Company filed its Annual Report on Form 10-K) and the remaining three installments vesting annually on such confirmation date thereafter.

(2)
Vests 25% on each of the first, second, third, and fourth anniversaries of the grant date, with full vesting achieved on the fourth anniversary of the grant date.

(3)
Vesting of 50,000 options accelerated in connection with the severance agreement between the Company and Mr. Whelan. See "Compensation Discussion and Analysis – Executive Summary – Executive Transitions in 2016."

(4)
Mr. Kadlec's performance-based option vested as follows: 25% upon the Company generating EBITDA of $30 million or revenue of $1.5 billion in a calendar year (achieved in 2013); an additional 25% upon the Company generating EBITDA of $40 million or revenue of $2 billion in a calendar year (achieved in 2014); and the remaining 50% upon the Company generating EBITDA of $50 million or revenue of $2.5 billion in a calendar year (achieved in 2015).

(5)
In accordance with the 2007 Option Plan and 2014 Omnibus Plan, all of Mr. Whelan's unvested options terminated on his resignation date, December 31, 2016, with the exception of the 50,000 options noted in (3) above. In accordance with his severance agreement, Mr. Whelan's vested options will terminate 180 days after such resignation date.

Option Exercises and Stock Vested in 2016

None of our named executive officers had stock awards which vested in 2016. The following table provides information about options exercised by our named executive officers in 2016.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Gary Rice	13,000	380,540

Potential Payments Upon Termination or Change in Control

The following section describes potential payments and benefits to the named executive officers under the Company's compensation and benefit plans and arrangements upon termination of employment or a change in control of the Company as of December 31, 2016; provided, however, it describes the actual payments and benefits to Mr. Whelan in connection with his resignation effective December 31, 2016.

Change in Control

The following table sets forth the value of acceleration of unvested stock options that would have accrued to certain of our named executive officers if a change in control had occurred on December 31, 2016. See "—2007 Option Plan" and "—2014 Omnibus Incentive Plan."

Name	Value of Accelerated Options ($)(1)
Gary Rice	305,229

(1)
Calculated as the difference between the closing trading price of our common stock underlying the options subject to accelerated vesting on December 31, 2016 ($12.60) and the exercise price of those options, multiplied by the number of unvested shares, and then rounded to the nearest dollar. Many of the unvested options detailed in the "—Outstanding Equity Awards at December 31, 2016" have an exercise price above the closing trading price of our common stock on December 31, 2016. Accordingly, no value would have been realized from the vesting of such options in the event of a change of control as of December 31, 2016.

2016 Annual Bonus Plan

Under the 2016 Annual Bonus Plan, in the event of a change in control of the Company, if a participating executive is terminated by the Company (or any successor thereof, by merger, acquisition, or otherwise) for any reason within six months of such change in control, such executive will earn the target award percentage for the fiscal year in which the employment termination occurs multiplied by the greater of his or her actual base salary in effect on the date of (i) the employment termination and (ii) the change in control.

2007 Option Plan

The 2007 Option Plan provided for the grant of options, which include nonqualified stock options and incentive stock options, to our employees, directors, and consultants. No awards may be granted in the future under this plan.

The options expire on the tenth anniversary of the grant date but are subject to earlier termination upon termination of a participant's employment or service.

Termination of Employment for Cause. Upon a termination of employment or service for cause, we may terminate any options (whether vested or unvested) in our sole discretion as of the termination date.

Termination of Employment Due to Disability or Death. Upon a termination of employment or service due to disability or death, all unvested options will terminate on the termination date and all vested options will terminate one year after the termination date. In the event a deceased participant's vested options are properly exercised, the Board of Directors may elect to pay to the participant's legal representative the amount by which the fair market value per share on the date of exercise exceeds the exercise price, multiplied by the number of shares with respect to which the options are being exercised.

Termination of Employment Other Than for Disability, Death or Cause. Upon a termination of employment or service for reason other than disability, death or cause, all unvested options will terminate on the termination date and all vested options will terminate three months after the termination date, except in the case of the participant's death during such three-month period, in which case, all vested options will terminate one year after the termination date.

Change in Control. In the event of a change in control of the Company, all unvested options immediately vest on the effective date of such change in control.

2014 Omnibus Incentive Plan

The 2014 Omnibus Incentive Plan provides for the award to employees, directors, consultants, advisors, or to nonemployees, to whom an offer of employment has been or is being extended, of the Company and its affiliates of options, restricted stock, restricted stock units, stock appreciation rights, performance awards (which may take the form of performance units or performance shares), and other stock and stock unit awards.

The Board may provide by rule or regulation or in any award agreement, or may determine in any individual case, the circumstances in which awards shall be paid or forfeited in the event a participant ceases to be employed by us, or to provide services to us, prior to the end of a performance period, period of restriction or the exercise, vesting, or settlement of such award.

In December 2016, the Board approved a form of stock option award providing for "double trigger" vesting upon a change in control. However, the following discussion describes the terms of the 2014 Omnibus Incentive Plan prior to such revision, except as specifically discussed below:

Termination of Employment - Unvested Options. Upon a termination of employment or service for any reason, all unvested options will terminate on the termination date.

Termination of Employment - Vested Options.

For Cause. Upon a termination of employment for cause, all vested options will terminate on the termination date.

Upon Death or Disability. Upon a termination of employment upon death or disability, all vested options will terminate one year after the termination date (but no later than the option expiration date).

For Any Reason Other Than Death, Disability, or Cause. Upon a termination of employment for any reason other than death, disability, or cause, all vested options will terminate 90 days after the termination date (but no later than the option expiration date).

Change in Control. In the event of a change in control of the Company, all unvested options immediately vest 10 days prior to such change in control.

Form of Stock Option Award (Performance-Based). In the event of a change in control of the Company, all unvested performance-based option awards immediately vest 10 days prior to such change in control. Except as otherwise determined by the Compensation Committee at the time of a change in control, any portion of the option that has not, prior to or in connection with the change in control, either been exercised or cancelled in exchange for a cash payment equal to the fair value of the option shall terminate, expire, and be forfeited upon closing of the change in control.

Other. In addition, the Board retains the right to cause a forfeiture of awards upon any breach or violation of agreements, policies, or plans of the Company, as well as to the extent permitted by applicable law or regulations.

Revised Form of Stock Option Award (Time-Based). In December 2016, the Board approved a new Form of Stock Option Award (Time-Based). The revised form is substantially similar to the form used prior to such adoption, except that in the event of a change in control, the unvested options do not vest unless the grantee is terminated without cause or the grantee resigns with good reason within one year of such change in control. The Time-Based options awards granted to each of Messrs. Rice and Urick in December 2016 contain such "double trigger" vesting provisions.

Whelan Severance Agreement

On October 25, 2016, the Company and Mr. Whelan entered into the Whelan Severance Agreement that set forth the terms on which Mr. Whelan resigned as of the Severance Date. The Whelan Severance Agreement provided for a lump-sum severance benefit of $250,000 to be paid within 15 days of the Severance Date. In addition, as of the Severance Date, 50,000 unvested options granted to Mr. Whelan on October 9, 2014 in connection with the Company's initial public offering vested and became immediately exercisable. All other unvested options of Mr. Whelan terminated immediately following the Severance Date. The vested options held by Mr. Whelan (including those accelerated pursuant to the Whelan Severance Agreement) are exercisable for a period of 180 days following the Severance Date. The Whelan Severance Agreement also provided that the Company would continue group healthcare coverage for Mr. Whelan and his dependents from January 1, 2017 through March 31, 2017, subject to certain COBRA requirements (determined to have a value of $3,472). The Whelan Severance Agreement contains a non-competition provision effective from the Effective Date until the first anniversary thereof. The Whelan Severance Agreement further contains a mutual general release of any claims for the benefit of Mr. Whelan and the Company.

Urick Employment Agreement

On October 25, 2016, the Company and Mr. Urick entered into the Urick Employment Agreement. Pursuant to the Urick Employment Agreement, Mr. Urick will serve as President of the Company for an initial term of two years, and automatically extends for successive one-year periods unless either party gives at least 90 days' notice prior to the end of the then existing term.

Base Salary. The Urick Employment Agreement establishes a base salary of $425,000 as of November 2016, which amount will be reviewed at least annually and may be adjusted by the Board or the Compensation Committee (as appropriate, the "Administrator"), at its discretion.

Annual Cash Bonus. The Urick Employment Agreement provides that Mr. Urick is eligible for a cash bonus relating to the Company's 2016 and 2017 fiscal year, with a target amount of 60% of his annual base salary (prorated for the period beginning on the effective date and ending December 31, 2016). In addition, beginning January 1, 2018 and continuing thereafter, Mr. Urick will be eligible for an annual cash bonus pursuant to programs generally applicable to senior executive officers of the Company, as determined by the Administrator.

One-Time Equity Award. The Urick Employment Agreement provided Mr. Urick with a grant of options to purchase 100,000 of the Company's common shares, at an exercise price equal to the closing price of the Company's common stock on the grant date, vesting in equal annual installments over a four-year period; the Board determined to grant Mr. Urick 200,000 options with such vesting conditions in lieu thereof on December 5, 2016 due to retention and incentive considerations.

Annual Equity Award. For fiscal year 2017, Mr. Urick will be eligible for equity compensation at a target amount of 100% of the annual base salary then in place. For fiscal year 2018 and thereafter, Mr. Urick will be entitled to participate in the then-existing equity compensation programs of the Company generally applicable to senior executive officers of the Company, as determined by the Administrator.

Other Benefits. The Urick Employment Agreement further entitles Mr. Urick to such perquisites and fringe benefits and other employee benefit programs or plans for which senior executive employees are generally eligible in accordance with the policies of the Company, as well as reimbursement of all reasonable out-of-pocket business expenses incurred by Mr. Urick in the course of performing his duties.

Clawback Right. If the Board (or appropriate an committee thereof) determines that any fraud, negligence, or intentional misconduct by Mr. Urick is a significant contributing factor to the Company having to restate all or a portion of its financial statements, the Board may require reimbursement of any bonus or incentive compensation paid to Mr. Urick to the extent that (i) the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (ii) Mr. Urick engaged in any fraud or misconduct that caused or significantly contributed to the need for the restatement, and (iii) the amount of the bonus or incentive compensation that would have been awarded to Mr. Urick had the financial results been properly reported would have been lower than the amount actually awarded.

Termination Due to Death or Disability, by Company for Cause, by Mr. Urick without Good Reason, or due to Expiration of Term. If Mr. Urick's employment is terminated by reason of death or disability, by the Company for Cause, or by Mr. Urick without Good Reason, Mr. Urick will receive:

  •
  Earned but unpaid base salary through the termination date, plus any amounts specifically provided for under the Company's employee benefit plans or as otherwise expressly required by applicable law (the "Accrued Benefits"); and

  •
  Mr. Urick's rights with respect to any equity awards granted to him by the Company shall be governed by the terms and provisions of the incentive compensation plans (including plan rules) and award agreements then in effect at the time of termination.

Mr. Urick's employment will terminate upon death or disability. Disability is defined as Mr. Urick's inability to perform the essential functions of Mr. Urick's position with the Company, with or without reasonable accommodations by the Company, for a period of 90 consecutive days or 120 days in any 365 day period.

"Cause" is defined as:

  •
  The commission or conviction (including conviction upon of a plea of nolo contendere) of a felony or other crime which is punishable by imprisonment;

  •
  The commission of any act or omission involving dishonesty, fraud, or a violation of law with respect to the Company or any of its subsidiaries or affiliates;

  •
  Reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace), or other conduct causing the Company or any of its subsidiaries or affiliates public disgrace, disrepute, or economic harm;

  •
  Repeated failure to perform any of his duties as directed by the Board or the Chief Executive Officer;

  •
  Breach of fiduciary duty, fraud, or willful misconduct with respect to the Company and/or any of its subsidiaries or affiliates; or

  •
  Any material breach of the Urick Employment Agreement or the Company's policies and procedures by Mr. Urick.

"Good Reason" is defined as:

  •
  A material adverse change in Mr. Urick's title, duties, or responsibilities in a manner that is materially inconsistent with the position he holds;

  •
  A material reduction in Mr. Urick's base salary; or

  •
  A material breach by the Company of its obligations, covenants or agreements under the Urick Employment Agreement.

Further, Mr. Urick must notify the Company of the event qualifying for a "Good Reason" termination, and the Company must have failed to cure such event within 30 days, if curable, and Mr. Urick must terminate his employment within 30 days following the expiration of such cure period for the termination to qualify for Good Reason.

Termination by Company Other than for Cause or by Mr. Urick with Good Reason (other than following a Change in Control). If Mr. Urick's employment is terminated by the Company other than for Cause, or by Mr. Urick for Good Reason, Mr. Urick will receive:

  •
  Severance payments equal to six months' of Mr. Urick's annual base salary in effect immediately prior to the event giving rise to the termination (payable ratably over such period in accordance with the Company's normal payroll procedures);

  •
  The Accrued Benefits; and

  •
  Mr. Urick's rights with respect to any equity awards granted to him by the Company shall be governed by the terms and provisions of the plans (including plan rules) and award agreements then in effect at the time of termination.

Following a Change in Control, Termination by Company Other than for Cause or by Mr. Urick with Good Reason. If, within one year following a Change in Control (as defined in the Company's 2014 Omnibus Incentive Plan), Mr. Urick is terminated by the Company other than for Cause, or Mr. Urick terminates for Good Reason, Mr. Urick will receive:

  •
  The aggregate of the amount equal to the annual base salary (i.e. 12 months of base salary), and the greater of the target bonus for the then current fiscal year under the Company's annual bonus plan or any successor annual bonus plan and the average annual bonus paid to or for the benefit of Mr. Urick for the prior 3 full years (or any shorter period during which Mr. Urick has been employed by the Company), payable in four equal quarterly installments during the one-year severance period;

  •
  The Accrued Benefits; and

  •
  Mr. Urick's rights with respect to any equity awards granted to him by the Company shall be governed by the terms and provisions of the plans (including plan rules) and award agreements then in effect at the time of termination.

Confidentiality, Non-Solicitation and Non-Compete, Release. The Urick Employment Agreement contains customary confidentiality terms. The Urick Employment Agreement also contains non-solicitation and non-competition provisions effective from the Effective Date until the first anniversary following the termination date. If Mr. Urick violates any of the foregoing, the Company's payment obligations under the Urick Employment Agreement, including any severance payments, cease. In addition, the Urick Employment Agreement provides that Mr. Urick must sign a general form of release of claims against the Company in order to be eligible for severance.

Employment Agreement Change in Control/Severance Payment Table

The following table estimates the potential payments and benefits to Mr. Urick under the Urick Employment Agreement, upon the termination of employment or a change in control, assuming such event occurred on December 31, 2016. These estimates do not reflect the actual amounts that will be paid to Mr. Urick upon such events in the future, if any, the amounts of which would only be known at the time Mr. Urick becomes eligible for payment and would be payable only if the specified event occurs.

The table does not include any of the unvested options held by Mr. Urick, as each of these options had an exercise price greater than the closing price of our common stock on December 31, 2016.

The following items are not reflected in the table set forth below:

  •
  Earned and unpaid salary and accrued and unused vacation through December 31, 2016, all of which is de minimis;

  •
  Costs of COBRA or any other mandated governmental assistance program to former employees, which is de minimis; and

  •
  Amounts outstanding under the Company's 401(k) Savings Plan.

Named Executive Officer	Cash Severance ($)	Acceleration of Share- Based Awards ($)		Total ($)
Paul Urick
Death or Disability	—	—		—
By Company (for Cause)	—	—		—
By Executive (without Good Reason)	—	—		—
By Company (without Cause)	212,500	—	(1)	212,500
By Executive (for Good Reason)	212,500	—	(1)	212,500
Change in Control (without termination of employment)	—	—		—
Change in Control (with termination of employment	533,875	—	(1)	212,500

(1)
Vesting of options held by Mr. Urick would accelerate under the referenced circumstances, however, because the exercise price of each option is higher than the closing price of the Company's common stock on December 31, 2016, no value would be realized upon such acceleration.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Procedures for Related-Person Transactions

To assist the Company in complying with its disclosure obligations and to enhance the Company's disclosure controls, the Board approved a formal policy regarding related person transactions. A "related person" is a director, officer, nominee for director, or a more than 5% shareholder (of any class of the Company's Voting Stock) since the beginning of the Company's last completed fiscal year, and their immediate family members. A related person transaction is any transaction or any series of transactions in which the Company was or is to be a participant, the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Specifically, the policy establishes a process for identifying related persons and procedures for reviewing and approving such related person transactions. In addition, directors and executive officers are required to complete an annual questionnaire in connection with the Company's proxy statement for its annual meeting of shareholders, which includes questions regarding related person transactions, and such persons also are required to provide written notice to the Company's General Counsel or outside general counsel of any updates to such information prior to the annual meeting. Further, the Company's legal, financial and other departments have established additional procedures to assist the Company in identifying existing and potential related person transactions and other potential conflict of interest transactions, including policies and procedures designed to comply with Auditing Standard No. 18 issued by the Public Company Accounting Oversight Board.

The Audit Committee and/or the independent directors of the Board review such proposed business transactions to ensure that the Company's involvement in such transactions is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party and is in the best interests of the Company and its shareholders.

The Board of Directors also has adopted a written Code of Business Conduct and Ethics for the Company in compliance with Sarbanes-Oxley, which is publicly available on our website at www.diplomat.is under the section Investors – Corporate Governance. Under the Code of Business Conduct and Ethics, the Company's employees, officers, and directors are discouraged from entering into any transaction that may cause a conflict of interest for the Company. In addition, they must report any potential conflict of interest, including related person transactions, to their supervisor, an executive officer, or the compliance officer, as defined in the Code of Business Conduct and Ethics, who then reviews and summarizes the proposed transaction for the Audit Committee.

Related Person Transactions Since January 1, 2016

Loans to the Company

The Company historically maintained a 25% minority interest in WorkSmart MD, LLC, also known as Ageology, though it fully impaired its investment during the fourth quarter of 2014. In transactions unrelated to the Company, in 2016, an affiliated entity owned by Mr. Hagerman loaned $5,175,000 to Ageology through December 2016. As of December 31, 2016, the affiliated entity had loans outstanding to Ageology of $15,250,000.

In February 2017, the affiliated entity elected to convert its outstanding loans into additional equity. As a result of such conversion and an additional contemplated equity investment of $1.25 million in 2017, the entity affiliated with Mr. Hagerman now owns approximately 52% of the voting equity of Ageology. Concurrently, the Company converted its $2.5 million in outstanding loans (which the Company had previously written off) into equity in Ageology, thereby increasing the Company's ownership interest to approximately 26.5%. The Audit Committee approved the transaction following the consideration of the relative dilution that the Company might have experienced had Ageology obtained investment from an unaffiliated third party. In the first quarter of 2017, the affiliated entity loaned an additional $1,610,000 to Ageology.

Other Family Relationships

The Company employs Jennifer Hagerman, Mr. Hagerman's daughter, as its Vice President of Education and Quality. In this capacity, Ms. Hagerman directs Diplomat University, the Company's educational and training department that educates both Diplomat employees and external professionals seeking education in the specialty pharmacy industry. Ms. Hagerman also oversees the Company's quality assurance program and serves as the director of Diplomat's Postgraduate Year One Pharmacy Residency Program, which is accredited by the American Society of Health-System Pharmacists. Ms. Hagerman was voted president-elect of the Michigan Pharmacists Association by its membership in November 2013. Ms. Hagerman earned the following compensation for her services during fiscal 2016: base salary, $173,078; discretionary and performance-based bonuses, $3,678 in the aggregate; car allowance, $9,620; and 401(k) matching contribution, $5,837. The Company also granted Ms. Hagerman 50,000 time-vested options relating to her promotion from Associate Vice President to Vice President with an exercise price of $30.66. The options vest in 25% increments on each of the first, second, third and fourth anniversaries of the grant date, with full vesting achieved in April 2020.

Registration Rights Agreement

The Company is a party to an amended and restated registration rights agreement dated as of March 31, 2014 (the "Registration Rights Agreement"), relating to our securities held by certain funds of T. Rowe Price Associates, Inc., Janus Capital Management, LLC, and affiliates of Mr. Hagerman. Under the Registration Rights Agreement, if we propose to register the offer and sale of any of our securities under the Securities Act of 1933, as amended (the "Securities Act") in connection with the public offering of such securities other than with respect to (1) a registration related to a Company stock plan or (2) a registration related to the exchange of securities in certain corporate reorganizations or certain other transactions, Mr. Hagerman is entitled to certain "piggyback" registration rights allowing him to include his shares in such registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, Mr. Hagerman is entitled to notice of the registration and have the right, subject to limitations that the underwriters may impose on the number of shares included in the registration, to include his shares in the registration.

In connection with such piggyback registration rights, we are responsible, subject to certain exceptions, for the expenses of any offering of our shares of common stock offered pursuant to the agreement other than underwriting discounts and selling commissions. The Registration Rights Agreement contains customary indemnification provisions. Further, under the Registration Rights Agreement, each shareholder party agreed, if required by us and the managing underwriter in an underwritten offering, not to effect (other than pursuant to such registration) any public sale or distribution of any of our or their holdings in our Company or securities convertible into any of our equity securities for 90 days after the registration of any offering other than an initial public offering.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of our common stock as of April 17, 2017 by (A) each of the directors, nominees, and named executive officers, (B) all of the directors and executive officers as a group, and (C) to our knowledge, beneficial owners of more than 5% of our common stock. As of April 17, 2017, there were 67,164,606 shares of our common stock outstanding. Unless otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment powers with respect to the securities listed below.

Name of Beneficial Owner	Shares Owned	Right to Acquire (1)	Total	Aggregate Percent of Class
Philip R. Hagerman(2)	19,840,844	76,726	19,917,570	29.6%
Sean M. Whelan	142,530	203,400	345,930	*
Paul Urick	3,194	55,853	59,047	*
Gary W. Kadlec	—	189,780	189,780	*
Gary Rice	—	185,415	185,415	*
Regina Benjamin	—	—	—	*
David Dreyer	10,936	—	10,936	*
Kenneth O. Klepper	40,065	—	40,065	*
Jeff Park	—	—	—	*
Shawn C. Tomasello	4,440	—	4,440	*
Benjamin Wolin	4,440	—	4,440	*
Executive officers and directors as a group (9 persons)	19,903,919	507,774	20,411,693	30.2%
Janus Capital Management LLC (3) 151 Detroit St. Denver, CO 80206	6,187,173	—	6,187,173	9.2%
Blackrock, Inc. (4) 55 East 52nd Street New York, NY 10055	5,310,398	—	5,310,398	7.9%
The Vanguard Group (5) 100 Vanguard Blvd. Malvern, PA 19355	3,385,101	—	3,385,101	5.0%

*
Less than one percent.

(1)
Represents shares of our common stock issuable on the exercise of options that are currently exercisable or exercisable within 60 days of April 17, 2017.

(2)
Includes the following trusts for which Mr. Hagerman is the sole trustee and therefore may be deemed to have beneficial ownership: 1,499,756 shares of Common Stock held by the Philip R. Hagerman Revocable Trust, 301,212 shares of Common Stock held by the Philip R. Hagerman Living Trust, 4,450,091 shares of Common Stock held by the JH GST Trust, 1,371,292 shares of Common Stock held by the 2013 Irrevocable Exempt Trust for Jennifer K. Hagerman, 1,215,293 shares of Common Stock held by the 2013 Irrevocable Exempt Trust for Megan Lineberger, 313,337 shares of Common Stock held by the 2014 Irrevocable Exempt Trust for Jennifer K. Hagerman, 313,337 shares of Common Stock held by the 2014 Irrevocable Exempt Trust for Megan Lineberger, 263,500 shares of Common Stock held by the JH Marital Trust, 394,910 shares of Common Stock held by the Irrevocable Trust for Thomas Hagerman, 394,910 shares of Common Stock held by the Irrevocable Trust for Taylor Hagerman, 367,256 shares of Common Stock held by the Philip Hagerman 2014 Irrevocable Non-Exempt Trust fbo Taylor Hagerman, and 367,256 shares of Common Stock held by the Philip Hagerman 2014 Irrevocable Non-Exempt Trust fbo Thomas Hagerman. Also includes the following trusts for which Jocelyn Hagerman, Mr. Hagerman's wife, is the sole trustee: 1,550,876 shares of Common Stock held by the 2013 Irrevocable Exempt Trust for Thomas R. Hagerman, 1,550,876 shares of Common Stock held by the 2013 Irrevocable Exempt Trust for Taylor G. Hagerman, and 696,659 shares of Common stock held by the Jocelyn Hagerman Living Trust, and the following trusts for which Mrs. Hagerman is a co-trustee: 3,891,609 shares of Common Stock held by the 2007 Hagerman Family GST Trust, 313,337 shares of Common Stock held by the 2014 Irrevocable Exempt Trust for Thomas Hagerman, 313,337 shares of Common Stock held by the 2014 Irrevocable Exempt Trust for Taylor Hagerman, and 272,000 shares of Common Stock held by the PH Marital Trust. Mr. Hagerman disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(3)
Pursuant to Schedule 13G/A (Amendment No. 1) filed with the SEC on February 13, 2017.

(4)
Pursuant to Schedule 13G filed with the SEC on January 30, 2017. Blackrock, Inc. has sole power to vote 5,203,530 shares, sole power to dispose 5,286,593 shares, and shared power to vote and dispose 23,805 shares.

(5)
Pursuant to Schedule 13G filed with the SEC on February 9, 2017. Vanguard Group Inc. has sole power to vote 88,714 shares, sole power to dispose 3,293,247 shares, shared power to vote 5,070 shares, and shared power to dispose 91,854 shares.

AUDIT COMMITTEE REPORT

The Board has determined that each of the existing members of the Audit Committee is independent under applicable rules and regulations of the NYSE and the SEC. The Audit Committee operates under a written charter approved by the Board, which is reviewed annually by the Audit Committee and the Board, and is posted on the Investor Relations section of the Company's website at www.diplomat.is.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of the Company's financial reporting and internal control functions, to review our reports filed with or furnished to the SEC that include financial statements or results, to monitor compliance with significant legal and regulatory requirements, and other risks related to financial reporting and internal control, and the Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, currently BDO, and our internal audit team. See "Audit Committee Matters" below for a description of the Audit Committee's pre-approval policies regarding BDO's services. The Audit Committee further has the authority to engage independent advisors as it determines appropriate, apart from counsel or advisors hired by management. Management has the primary responsibility for the preparation, presentation, and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and compliance with applicable laws and regulations. BDO is responsible for performing an independent audit of the Company's consolidated financial statements and the effectiveness of the Company's internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (U.S.) ("PCAOB") and for expressing their opinions thereon.

In 2016, among other matters, the Audit Committee:

  •
  Reviewed and discussed with management and BDO the unaudited quarterly financial statements included in each Form 10-Q filed with the SEC.

  •
  Reviewed and discussed with BDO the overall scope and plans for its audit for 2016.

  •
  Reviewed and discussed with management and BDO the audited consolidated financial statements, and BDO's opinion thereon, included in the Form 10-K for 2016 filed with the SEC and the 2016 annual report delivered to shareholders.

  •
  Discussed with BDO and management the adequacy of the Company's internal accounting controls, and accounting, financial, and auditing personnel.

  •
  Discussed with BDO the matters required to be discussed by PCAOB Auditing Standard No. 1301, (Communications with Audit Committees).

  •
  Received the written disclosures and the letter from BDO required by the applicable requirements of the PCAOB regarding BDO's communications with the Audit Committee concerning independence, and discussed with BDO its independence with respect to the Company, including any relationships which may impact its objectivity and independence and whether the provision of specified non-audit services is compatible with the auditors' independence under current guidelines.

Based on the foregoing, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company be included in the Company's annual report on Form 10-K for 2016, which was filed with the SEC on March 8, 2017.

Submitted by the Audit Committee:
David Dreyer, Chairman Kenneth O. Klepper Benjamin Wolin

AUDIT COMMITTEE MATTERS

Pre-Approval Policies and Procedures

In accordance with Audit Committee policy and applicable law, the Audit Committee must pre-approve all services to be provided by BDO, including audit services, audit-related services, tax services, and other services. In determining whether to pre-approve such services, the Audit Committee must consider whether the provision of such services is consistent with the independence of BDO. Beginning in 2016, the full Audit Committee generally provides pre-approval for up to a year related to a particular defined task or scope of work and subject to a specific budget. In other cases, the chair of the Audit Committee may pre-approve such services between Audit Committee meetings pursuant to delegated authority from the Audit Committee; the chair then communicates such pre-approvals to the full Audit Committee at the next regularly scheduled meeting.

BDO Fees

The following table sets forth the fees we were billed for audit and other services provided by BDO in 2016 and 2015. All of such services described below were approved in conformity with the Audit Committee's pre-approval policies and procedures described above, to the extent the Audit Committee was formed before the services were provided.

	2016 ($)	2015 ($)
Audit Fees(1)	882,120	557,040
Audit-Related Fees(2)	15,321	—
Tax Fees(3)	332,410	212,110

Total Fees	1,229,851	769,150

(1)
Audit fees in 2016 and 2015 consisted of services related to the audits of the consolidated financial statements and internal control over financial reporting, review of the interim financial statements, consultation on accounting matters and, in 2015, procedures related to our 2015 equity offering.

(2)
Audit-related fees in 2016 consisted primarily of fees related to acquisition activity.

(3)
Tax fees in 2015 and 2016 consisted of tax compliance and various tax-related planning and research.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017

In accordance with applicable law, the Audit Committee has ultimate authority and responsibility to appoint, compensate, evaluate and, when appropriate, replace our independent registered public accounting firm. In March 2017, the Committee reappointed BDO to be our independent registered public accounting firm for 2017. BDO has served in such capacity initially in connection with the 2014 initial public offering, and has provided the Company with auditing services since 2007. See "Audit Committee Report" and "Audit Committee Matters" for additional information on BDO's services provided to us in 2016 and 2015.

As the Audit Committee has responsibility for the appointment of our independent registered public accounting firm, your ratification of the appointment of BDO is not necessary. However, the Committee will take your vote on this proposal into consideration when appointing our independent registered public accounting firm in the future. Even if the shareholders ratify the appointment of BDO, the Committee may in its sole discretion terminate the engagement of BDO and direct the appointment of another independent registered public accounting firm at any time during the year, although it has no current intent to do so.

Representatives of BDO will attend the meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to answer appropriate questions from our shareholders.

The Board recommends that you vote FOR the ratification of the Audit Committee's appointment of BDO LLP as our independent registered public accounting firm for 2017.

PROPOSAL NO. 3—ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Our Board proposes that shareholders provide advisory (non-binding) approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the SEC's rules (commonly known as a "say-on-pay" proposal). We recognize the interest our shareholders have in the compensation of our executives and we are providing this advisory proposal in recognition of that interest and as required by Section 14A of the Exchange Act. The next advisory say-on-pay vote will occur at our 2018 annual meeting of shareholders.

As described in detail under the heading "Compensation Discussion and Analysis," our named executive officer compensation program is designed to attract, motivate, and retain our named executive officers who are critical to our success, and to ensure alignment of such persons with shareholders. Under this program, our named executive officers are rewarded for their service to the Company, the achievement of specific performance goals, and the realization of increased shareholder value. We believe our executive officer compensation program also is structured appropriately to support our Company and business objectives, as well as to support our culture. The Compensation Committee regularly reviews the compensation program for our named executive officers to ensure the fulfillment of our compensation philosophy and goals.

Please read the "Compensation Discussion and Analysis," beginning on page 21, and the "Named Executive Officer Compensation Tables," beginning on page 31, for additional details about our named executive officer compensation program, including information about the target and earned compensation of our named executive officers in 2016.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote "FOR" the following resolution at the 2017 annual meeting:

  "RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2017 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure."

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee, or our Board. We value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the rules of the SEC.

ADDITIONAL INFORMATION

Equity Compensation Plans

The following table sets forth certain information as of December 31, 2016 concerning our equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	4,419,106(1)	$19.02(2)	4,712,250(3)
Equity compensation plans not approved by security holders	—	—	—

Total	4,419,106	$19.02	4,712,250

(1)
Consists of (A) 1,625,153 outstanding options for our common stock under the 2007 Option Plan, (B) 2,788,188 outstanding options for our common stock under the 2014 Omnibus Incentive Plan, and (C) 5,765 outstanding shares of restricted stock under the 2014 Omnibus Incentive Plan.

(2)
Excludes restricted stock, which has no exercise price.

(3)
Consists of shares of common stock that may be issued pursuant to stock options, restricted stock, and other equity awards under the 2014 Omnibus Incentive Plan. No additional awards may be issued under the 2007 Option Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who beneficially own more than 10% of a registered class of our equity securities ("insiders") to file reports with the SEC regarding their pecuniary interest in our equity securities and any changes thereto, and to furnish copies of these reports to us. Based on our review of the insiders' forms furnished to us or filed with the SEC and representations made by the directors and applicable executive officers, no insiders failed to file on a timely basis a Section 16(a) report in 2016 other than (1) Mr. Rice filed a late Form 4 relating to an option award granted upon being determined to be an executive officer due to a delay in generating the requisite SEC Codes, and (ii) Dr. Kaddis (at the time he was an executive officer) filed a late Form 4 with respect to the 2016 vesting of a portion of a performance-based option award granted in 2015.

Availability of 2016 Annual Report to Shareholders

SEC rules require us to provide a copy of our 2016 annual report to shareholders who receive this proxy statement. Our 2016 annual report to shareholders includes our annual report on Form 10-K for 2016 (including certain exhibits). We will also provide copies of our 2016 annual report to shareholders, and to brokers, dealers, banks, voting trustees, and their nominees for the benefit of beneficial owners. Additional copies of the 2016 annual report to shareholders (excluding certain exhibits or documents incorporated by reference in our annual report on Form 10-K for 2016) are available to shareholders at no charge upon written request to: Diplomat Pharmacy, Inc., Attention: General Counsel, 4100 S. Saginaw Street, Flint, MI 48507 or on the Investors section of our website at www.diplomat.is.

Requirements for Submission of Shareholder Proposals and Nominations for 2018 Annual Meeting

Under the rules of the SEC, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2018 annual meeting of shareholders (pursuant to Rule 14a-8 of the Exchange Act), the proposal must be received by us at our principal executive offices (Diplomat Pharmacy, Inc., Attention: General Counsel, 4100 S. Saginaw Street, Flint, MI 48507) by the close of business (5:00 pm Eastern Time) on December 29, 2017. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Any shareholder director nomination or proposal of other business intended to be presented for consideration at the 2018 annual meeting, but not intended to be considered for inclusion in our proxy statement and form of proxy relating to such meeting (i.e. not pursuant to Rule 14a-8 of the Exchange Act), must be received by us at the address stated above not less than 90 days and not more than 120 days before the first anniversary of the date of the 2017 annual meeting. Therefore, such notice must be received between February 8, 2018 and the close of business on March 10, 2018 to be considered timely. However, if our 2018 annual meeting occurs more than 30 days before or 60 days after June 8, 2018, we must receive nominations or proposals (A) not later than the close of business on the later of the 90th day prior to the date of the 2018 annual meeting or the 10th day following the day on which public announcement is made of the date of the 2018 annual meeting, and (B) not earlier than the 120th day prior to the 2018 annual meeting.

The above-mentioned proposals must also be in compliance with our By-Laws and the proxy solicitation rules of the SEC and the NYSE, including but not limited to the information requirements set forth in our By-Laws. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the foregoing and other applicable requirements.

Solicitation by Board; Expenses

We will pay the cost of preparing, assembling, and mailing the proxy materials. We have requested banks, brokers, and other nominees to send the proxy materials to, and to obtain proxies from, the beneficial owners and we will reimburse such record holders for their reasonable expenses in doing so. In addition, our directors, officers, and regular employees may solicit proxies by mail, telephone, facsimile or in person, but they will not receive any additional compensation for such work.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 8, 2017

The 2017 proxy statement and 2016 annual report are available at https://materials.proxyvote.com/25456K.

Your cooperation in giving this matter your immediate attention and in voting your proxies promptly is greatly appreciated.

By Order of the Board of Directors,
Christina Flint General Counsel April 25, 2017

materials, you can consent to receiving all future proxy statements, proxy cards 1234567 1234567 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold AllAll For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Class III Directors: Nominees 01 Regina Benjamin 02 Jeff Park The Board of Directors recommends you vote FOR proposals 2 and 3. 2Ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017. 3Advisory approval of named executive officer compensation. For 0 0 Against 0 0 Abstain 0 0 NOTE: The shares represented by this Proxy will be voted as directed. If no direction is indicated as to Items 1, 2, or 3, the shares will be voted as the Board recommends, as noted above. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000334219_1 R1.0.1.15 SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. John Sample 234567VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL #  SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 DIPLOMAT PHARMACY, INC. 4100 SOUTH SAGINAW STREET FLINT, MI 48507 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10K/AR Wrap are available at www.proxyvote.com DIPLOMAT PHARMACY, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS – JUNE 8, 2017 The undersigned, a shareholder of DIPLOMAT PHARMACY, INC., hereby appoints Philip R. Hagerman and Chrsitina Flint, and each of them, with full power of substitution, as proxies to represent and vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, June 8, 2017, at 1:00 p.m., local time, or at any postponements or adjournments thereof. The undersigned hereby instructs said proxies or their substitutes to vote as specified on the reverse side of this card on each of the listed matters and in their discretion on any other matters which may properly come before the meeting or any postponement or adjournment thereof. Continued and to be signed on reverse side 0000334219_2 R1.0.1.15